                                                                    Exhibit 4.20

                                 EXECUTION COPY

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                              DATED 5 DECEMBER 2005

                       MULTICURRENCY TERM CREDIT FACILITY

                                     BETWEEN

                                  ELSCINT LTD.
                                   as Borrower

                                       AND

                               BANK HAPOALIM B.M.
                                     as Bank

                               HERZOG FOX & NEEMAN
                          ASIA HOUSE, 4 WEIZMANN STREET
                                TEL-AVIV, ISRAEL
                                TEL: 03 692 2020
                                FAX: 03 696 6464

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                                        2


                                TABLE OF CONTENTS

1.  INTERPRETATION........................................................    6
    1.1   DEFINITIONS.....................................................    6
    1.2   CONSTRUCTION....................................................   20

2.  FACILITY..............................................................   22

3.  PURPOSE...............................................................   22

4.  CONDITIONS PRECEDENT..................................................   23
    4.1   DOCUMENTARY CONDITIONS PRECEDENT................................   23
    4.2   FURTHER CONDITIONS PRECEDENT....................................   23

5.  DRAWDOWN..............................................................   24
    5.1   COMMITMENT PERIOD...............................................   24
    5.2   COMPLETION OF DRAWDOWN REQUESTS.................................   24
    5.3   ADVANCE.........................................................   25
    5.4   CONSOLIDATION...................................................   25

6.  REPAYMENT.............................................................   25
    6.1   TRANCHE A REPAYMENT.............................................   25
    6.2   TRANCHE B REPAYMENT.............................................   25
    6.4   TRANCHE D REPAYMENT.............................................   26
    6.5   CURRENCY........................................................   26
    6.6   TRANCHE A REPAYMENT SCHEDULE....................................   26
    6.7   RE-BORROWING....................................................   26

7.  PREPAYMENT AND CANCELLATION...........................................   26
    7.1   VOLUNTARY PREPAYMENT............................................   26
    7.2   VOLUNTARY CANCELLATION..........................................   26
    7.3   MANDATORY PREPAYMENT............................................   26
    7.4   REPAYMENT INTO LOAN ACCOUNT.....................................   28
    7.5   MISCELLANEOUS PROVISIONS........................................   28

8.  INTEREST PERIODS......................................................   28
    8.1   SELECTION.......................................................   28
    8.2   NON-BUSINESS DAYS...............................................   28

9.  INTEREST..............................................................   28
    9.1   INTEREST RATE...................................................   29
    9.2   DUE DATES.......................................................   29
    9.3   DEFAULT INTEREST................................................   29

10. SELECTION OF AVAILABLE CURRENCIES.....................................   29
    10.1  SELECTION.......................................................   29
    10.2  REVOCATION OF CURRENCY..........................................   29

11. AMOUNT OF AVAILABLE CURRENCIES........................................   30
    11.1  DRAWDOWNS.......................................................   30
    11.2  PREPAYMENTS AND REPAYMENTS......................................   30

12. PAYMENTS..............................................................   31
    12.1  PLACE...........................................................   31
    12.2  FUNDS...........................................................   31

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
    12.3  APPLICATION.....................................................   31
    12.4  CURRENCY........................................................   31
    12.5  SET-OFF AND COUNTERCLAIM........................................   31
    12.6  NON-BUSINESS DAYS...............................................   31
    12.7  PARTIAL PAYMENTS................................................   31

13. TAXES.................................................................   32

14. MARKET DISRUPTION.....................................................   32
    14.1  ABSENCE OF QUOTATIONS...........................................   32
    14.2  MARKET DISRUPTION...............................................   32
    14.3  SUSPENSION OF DRAWDOWNS.........................................   33
    14.4  ALTERNATIVE BASIS FOR OUTSTANDING ADVANCES......................   33

15. INCREASED COSTS.......................................................   33
    15.1  INCREASED COSTS.................................................   33
    15.2  EXCEPTIONS......................................................   34

16. ILLEGALITY............................................................   34

17. REPRESENTATIONS AND WARRANTIES........................................   35
    17.1  REPRESENTATIONS AND WARRANTIES..................................   35
    17.2  STATUS..........................................................   35
    17.3  POWERS AND AUTHORITY............................................   35
    17.4  LEGAL VALIDITY..................................................   35
    17.5  NON-CONFLICT....................................................   35
    17.6  NO DEFAULT......................................................   35
    17.7  AUTHORIZATIONS..................................................   36
    17.8  LITIGATION......................................................   36
    17.9  INFORMATION.....................................................   36
    17.10 FINANCIAL STATEMENTS............................................   36
    17.11 COMPLIANCE......................................................   36
    17.12 INSURANCES......................................................   36
    17.13 TITLE AND OWNERSHIP.............................................   37
    17.14 STATUS OF SECURITY..............................................   37
    17.15 PARI PASSU RANKING..............................................   37
    17.16 INDEBTEDNESS....................................................   37
    17.17 TAXES ON PAYMENTS...............................................   37
    17.18 STAMP DUTIES....................................................   37
    17.19 IMMUNITY........................................................   38
    17.20 JURISDICTION/GOVERNING LAW......................................   38
    17.21 MANGO ISRAEL....................................................   38
    17.22 NO OTHER BUSINESS...............................................   38
    17.23 TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES.................   38

18. UNDERTAKINGS..........................................................   39
    18.1  DURATION........................................................   39
    18.2  FINANCIAL INFORMATION...........................................   39
    18.3  OTHER INFORMATION...............................................   40
    18.4  NOTIFICATION OF DEFAULT.........................................   40
    18.5  COMPLIANCE CERTIFICATES.........................................   41
    18.6  AUTHORISATIONS..................................................   41
    18.7  PARI PASSU RANKING..............................................   41
    18.8  NEGATIVE PLEDGE.................................................   41

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                                        4


    18.9  TRANSACTIONS SIMILAR TO SECURITY................................   41
    18.10 BORROWINGS......................................................   42
    18.11 DISPOSALS.......................................................   42
    18.12 MERGERS AND ACQUISITIONS........................................   42
    18.13 COMPLIANCE WITH LAWS AND PAYMENT OF TAXES.......................   42
    18.14 CHANGE OF BUSINESS..............................................   43
    18.15 SHARE CAPITAL...................................................   43
    18.16 DISTRIBUTIONS...................................................   43
    18.17 INSURANCES......................................................   43
    18.18 CONDUCT OF BUSINESS.............................................   44
    18.19 USE OF PROCEEDS.................................................   44
    18.20 AMENDMENTS AND AGREEMENTS.......................................   44
    18.21 FINANCIAL COVENANTS.............................................   44

19. DEFAULT...............................................................   45
    19.1  EVENTS OF DEFAULT...............................................   45
    19.2  NON-PAYMENT.....................................................   46
    19.3  BREACH OF OTHER OBLIGATIONS.....................................   46
    19.4  MISREPRESENTATION...............................................   46
    19.5  LEGAL VALIDITY..................................................   46
    19.6  CROSS-DEFAULT...................................................   46
    19.7  INSOLVENCY......................................................   47
    19.8  INSOLVENCY PROCEEDINGS..........................................   47
    19.9  APPOINTMENT OF RECEIVERS AND MANAGERS...........................   48
    19.10 CREDITORS' PROCESS..............................................   48
    19.11 CESSATION OF BUSINESS...........................................   48
    (A)   THE BORROWER OR A HOLDING SUBSIDIARY CEASES, OR THREATENS TO
          CEASE, TO CARRY ON ALL OR A SUBSTANTIAL PART OF ITS BUSINESS....   48
    19.12 ILLEGALITY......................................................   48
    19.13 EFFECTIVENESS OF SECURITY.......................................   49
    19.14 CHANGE IN CONTROL...............................................   49
    19.15 ABANDONMENT OR NATIONALISATION..................................   49
    19.16 MATERIAL ADVERSE EFFECT.........................................   49
    19.17 MANGO ISRAEL....................................................   49
    19.18 ACCELERATION....................................................   49

20. ACCOUNTS..............................................................   50
    20.1  OPENING OF ACCOUNTS.............................................   50
    20.2  LOAN ACCOUNT....................................................   51
    20.3  REVENUE ACCOUNT.................................................   51
    20.4  GENERAL PROVISIONS RELATING TO ACCOUNTS.........................   51

21. SECURITY..............................................................   53
    21.1  EFFECTIVE DATE..................................................   53
    21.2  SECURITY........................................................   53

22. FEES AND EXPENSES.....................................................   53
    22.1  ARRANGEMENT FEE.................................................   53
    22.2  INITIAL AND SPECIAL COSTS.......................................   53
    22.3  ENFORCEMENT COSTS...............................................   54
    22.4  RETENTION.......................................................   54
    22.5  VAT.............................................................   54

23. STAMP DUTIES..........................................................   54

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
24. INDEMNITIES...........................................................   54
    24.1  CURRENCY INDEMNITY..............................................   54
    24.2  OTHER INDEMNITIES...............................................   55

25. EVIDENCE AND CALCULATIONS.............................................   55
    25.1  ACCOUNTS........................................................   55
    25.2  CERTIFICATES AND DETERMINATIONS.................................   55
    25.3  INTEREST CALCULATIONS...........................................   55

26. AMENDMENTS AND WAIVERS................................................   55
    26.1  AMENDMENTS......................................................   55
    26.2  WAIVERS AND REMEDIES CUMULATIVE.................................   56

27. CHANGES TO THE PARTIES................................................   56
    27.1  TRANSFERS BY BORROWER...........................................   56
    27.2  TRANSFERS BY BANK...............................................   56
    27.3  REFERENCE BANKS.................................................   56

28. DISCLOSURE OF INFORMATION.............................................   56

29. SET-OFF...............................................................   57

30. SEVERABILITY..........................................................   57

31. COUNTERPARTS..........................................................   57

32. NOTICES...............................................................   57
    32.1  GIVING OF NOTICES...............................................   57
    32.2  ADDRESSES FOR NOTICES...........................................   58

33. JURISDICTION..........................................................   58

34. WAIVER OF IMMUNITY....................................................   58

35. GOVERNING LAW.........................................................   59

36. THIRD PARTIES.........................................................   59

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                                        6


THIS LOAN AGREEMENT is dated this 5thday of December 2005 between:

(1) ELSCINT LTD. a private company (with company number 52-003883-7) organised and existing under the laws of the State of Israel, having its registered office at 13 Mozes Street, Tel Aviv, Israel, as borrower (the "BORROWER"); and

(2) BANK HAPOALIM B.M, a banking corporation incorporated in the State of Israel, acting through its Main Tel Aviv branch, whose address is at 41-45 Rothschild Boulevard, Tel Aviv, Israel, as Bank (the "BANK"),

and amends and restates the Letter of Undertaking (as defined below).

WHEREAS the Borrower entered into a Letter of Undertaking in favour of the Bank dated 23 October 2000, as amended from time to time ("LETTER OF UNDERTAKING"), pursuant to which the Bank provided a credit facility in two tranches to the Borrower in the aggregate amount of US$100,000,000;

WHEREAS the Borrower has borrowed amounts of the facility provided under the Letter of Undertaking and has repaid a certain amount of the total outstandings borrowed under the Letter of Undertaking such that the total amounts outstanding are, on the date hereof, the amounts set out in Schedule 1 (Commitment), such amounts being divided between the Tranche A Commitment and Tranche B Commitment hereunder. Any remaining commitment under the Letter of Undertaking is cancelled in accordance with the terms of this Agreement; and

WHEREAS the Bank has provided the Borrower with additional facilities in the aggregate amount of US$12,000,000; and

WHEREAS the parties wish to amend and restate the terms of the credit facility provided under the Letter of Undertaking and thereafter and the security granted in favour of the Bank pursuant to the Letter of Undertaking and thereafter, all subject to and in accordance with the terms and conditions set out herein.

NOW, THEREFORE, IT IS AGREED as follows:

1.   INTERPRETATION

1.1  DEFINITIONS

In this Agreement:

ACCOUNTS                      (a)  the Loan Account; and

                              (b)  the Revenue Account.

ADVANCE The principal amount of loans advanced hereunder by the Bank, or the principal amount of such advances which are from time to time outstanding, as the case may be.

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
AFFILIATE                     A Subsidiary or a Holding Company of the Bank or
                              any other Subsidiary of that Holding Company.

AGENCY Includes, in relation to a state or supranational organisation, any agency, authority, central bank, department, government, legislature, ministry, official or public person (whether autonomous or not) of, or of the government of, that state or supranational organisation.

AGREEMENT                     This agreement.

ASTRID PLAZA COMPLEX          The Astrid Plaza Complex, including inter alia,
                              The Astrid Park Plaza Hotel, 7 Astridplein,
                              Antwerp, Belgium.

ASTRID PLAZA VALUATION        Has the meaning given to such term in Clause
                              4.1(a) (Conditions Precedent) below.

AVAILABLE CURRENCY            Euros, Dollars, Pounds Sterling, and, in the case
                              of Tranche D Advances only, Euros, Dollars, Pounds
                              Sterling and NIS.

BANK'S SPOT RATE OF           The Bank's spot rate of exchange for the purchase
EXCHANGE                      of the relevant Available Currency in the London
                              foreign exchange market at or about 11.00a.m. on a
                              particular day.

BEA HOTELS                    BEA Hotels N.V., a company organized and existing
                              in the Netherlands with its registered office at
                              241 Keizerstracht, EA1016, Amsterdam.

BEA HOTELS LOANS              Any loan made by the Borrower or a Holding
                              Subsidiary (other than BEA Hotels) to BEA Hotels
                              and that remains outstanding from time to time.

BORROWER FUNDED SUBSIDIARY    The companies listed in Schedule 2, Part I as at
                              the date hereof and any other Subsidiary of the
                              Borrower engaged in the Business, where the Equity
                              Contributions of the Borrower in such Subsidiary
                              have been funded or refinanced, in whole or in
                              part, by the proceeds of the Facility.

BUSINESS The hotel business in Western and Central Europe, including the development, acquisition, refurbishment, conversion, extension and construction of hotels, whether directly or indirectly by the Borrower, or via its Borrower
                              Funded Subsidiaries and whether by way of direct acquisition of rights in real estate or acting through any other legal entity and, for the purposes of Tranche C and Tranche D, the acquisition and purchase of the business of Mango
                              Israel.

BUSINESS DAY                  A day (other than a Saturday or a Sunday) on which
                              banks are open for business in London, Tel-Aviv
                              and New York.

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                                        8


BUSINESS GROUP                The Borrower, the Holding Subsidiaries and the
                              Borrower Funded Subsidiaries.

CHARGE OVER ACCOUNTS          The charge dated the date hereof executed by the
                              Borrower in favour of the Bank over the Accounts.

COMMITMENT PERIOD             The period from the date of this Agreement to the
                              Term Date.

COST BASE                     (a)  in relation to an Advance in Euros, EURIBOR;

                              (b)  in relation to an Advance in Dollars or
                                   Pounds Sterling, LIBOR; and

                              (c)  in relation to an Advance in NIS, the Bank's
                                   Wholesale Rate.

DEBT SERVICE                  In respect of a period, the aggregate amount of:

                              (a) all Finance Charges accrued or to be accrued during that period; and

                              (b)  all repayments and/or prepayments of
                                   Financing Principal that fall due during that period.

DEBT SERVICE COVER RATIO      In respect of any period, the ratio of A:B where:

                              A    Operating Profit for that period; and

                              B    Debt Service for that period.

DEFAULT An Event of Default or an event or circumstance which but for the giving of notice, passage of time, the making of any determination or fulfillment of any other applicable condition (or any combination of the foregoing) would constitute an Event of Default.

DISBURSEMENT REQUEST          A disbursement request made by the Borrower,
                              substantially in the form of Schedule 6 (Form of
                              Disbursement Request).

DISTRIBUTION                  Any monies received from and/or transfers made by
                              any Borrower Funded Subsidiary deriving from the
                              Business which are made in respect of and/or
                              deriving from dividends, returns on capital,
                              repayments of share premium, payments with respect
                              to repayment of shareholder loans, award of loans
                              made to the Borrower by any Borrower Funded
                              Subsidiary, redemption, and/or any other
                              distribution of any kind or description
                              constituting a repayment or return on investment,

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                                        9


                              in all cases net of bank charges, reasonable brokerage fees and withholding taxes, but, excluding Free Funds.

DOLLARS, USD, US DOLLARS      The lawful currency for the time being of the
OR $                          United States of America.

DRAWDOWN DATE                 A Business Day upon which any Advance is to be
                              made.

DRAWDOWN REQUEST              A request made by the Borrower for an Advance,
                              substantially in the form of Schedule 5 (Form of
                              Drawdown Request).

EQUITY CONTRIBUTIONS          The amounts specified in Schedule 2, Part II as at
                              the date hereof, and all other investments
                              (whether in the form of shareholder loans or as
                              equity investment) made, subject to the consent of
                              the Bank, by the Borrower (directly or indirectly
                              through a Holding Subsidiary) to each Borrower
                              Funded Subsidiary, with respect to a Project (as
                              amended by the Bank from time to time, upon a
                              prepayment in accordance with Clause 7.3
                              (Prepayment and Cancellation)).

EURO or EUROS or E            The single currency of the Participating Member
                              States;

EURIBOR                       In relation to an Advance or unpaid sum
                              denominated in Euro for an Interest Period:

                              (a) the rate per annum equal to the rate for deposits in Euro determined by the Banking
                                   Federation of the European Union for the relevant period, displayed on the Telerate
                                   Screen page 248 or any equivalent successor to that page or other page as appropriate
                                   (as reasonably determined by the Bank) (for the purposes of this definition, the "Telerate Screen"); or

                              (b) if the relevant rates do not appear on the Telerate Screen for the purposes of paragraph (a) above, or the Bank reasonably determines that no rate for a period of comparable duration to the relevant Interest
                                   Period appears on the Telerate Screen) the arithmetic mean (rounded upwards to five decimal places) of the rates, as supplied to the Bank at its request, quoted by the Reference Banks to leading banks in the European Interbank Market, at or about 11.00 a.m. on the relevant Rate
                              Fixing Day for the offering of deposits in Euro for a period comparable to the relevant Interest
                              Period or relevant period in respect of any unpaid sum.

EVENT OF DEFAULT              An event specified as such in Clause 19.1 (Events
                              of Default).

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                                       10


FACILITY Any of the facilities made available under this Agreement as described in Clause 2 (Facility).

FACILITY OFFICE               The main Tel Aviv branch of the Bank or such
                              other branch in Israel as may be designated by
                              the Bank by written notice to the Borrower at
                              least fifteen (15) days in advance.

FACILITY PERIOD               The period commencing on the date of this
                              Agreement and ending on the Final Maturity Date.

FINAL MATURITY DATE           (a)  in respect of Tranche A and Tranche B, 31st
                                   December, 2015;

                              (b)  in respect of Tranche C, 31st December 2012;
                                   and

                              (c)  in respect of Tranche D, 31st December, 2010.

FINANCE CHARGES               (a)  interest, commissions, fees and costs
                                   payable by the Borrower under the Finance
                                   Documents;

                              (b) amounts ascertained as being payable by the Borrower under Clause 13 (Taxes), Clause 15
                                   (Increased Costs), Clause 23 (Stamp Duties) and Clause 24 (Indemnities) of this Agreement; and

                              (c) any value added or other taxes payable by the Borrower in respect of the above,

                              but excluding Financing Principal.

FINANCE DOCUMENTS             (a)  this Agreement;

                              (b)  each Security Document;

                              (c)  the documentation required to open or
                                   operate the Accounts,

                              and any other document designated as such by the Bank and the Borrower.

FINANCIAL INDEBTEDNESS        any indebtedness in respect of:

                              (a) moneys borrowed or debit balances at banks and other financial institutions;

                              (b) any charge, bond, note, loan stock or other security;

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                                       11


                              (c)  any acceptance or documentary credit;

                              (d) receivables sold or discounted (otherwise than on a non-recourse basis);

                              (e) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

                              (f) any lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

                              (g) any currency swap or interest swap, cap or collar arrangement or any other derivative instrument;

                              (h)  any amount raised under any other
                                   transaction having the commercial effect of a borrowing or raising of money; or

                              (i)  any guarantee, indemnity or similar
                                   assurance against financial loss of any
                                   person.

FINANCING PRINCIPAL           Principal amounts outstanding from time to time
                              under this Agreement.

FREE FUNDS                    Any cash attributable to operating profits
                              generated by a Project which may become available
                              to the relevant Borrower Funded Subsidiary after
                              all debt service reserve and other retention and
                              security obligations of such Borrower Funded
                              Subsidiary have been satisfied or waived in
                              accordance with the terms of its senior credit
                              facility entered into for the purpose of the
                              relevant Project.

GAAP                          (a)  in relation to the Borrower, the Israeli
                                   accounting standards promulgated from time
                                   to time by the Israeli Accounting Standards
                                   Board (or equivalent body); and

                              (b) in relation to BEA Hotels, the international accounting standards promulgated from time to time by the International Accounting
                                   Standards Committee.

GROUP At any time, the Borrower and its Subsidiaries at that time.

GUARANTEE                     The guarantee entered into by Bea Hotels in
                              favour of the Bank, dated the date hereof, in
                              which Bea Hotels guarantees the obligations of
                              the Borrower pursuant to this Agreement in the
                              form and text attached as Schedule 8 (Form of
                              Guarantee).

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                                       12


HOLDING COMPANY               In relation to a person, means an entity of which
                              that person is a Subsidiary.

HOLDING SUBSIDIARY            Each of:

                              (a)  PEP Trust Ltd;

                              (b)  Elscint Holdings & Investments N.V.; and

                              (c)  BEA Hotels.

INSURANCE PROCEEDS            All proceeds of Insurances payable, to or for the
                              account of, the Borrower whether by way of
                              claims, return of premiums or otherwise.

INSURANCES                    All contracts and policies of insurance and
                              re-insurance of any kind:

                              (a) pertaining to the Business and taken out by or on behalf of any member of the Business
                                   Group in accordance with the terms of the Finance Documents; or

                              (b) in which the Borrower has an interest (to the extent of its interest only).

INTEREST PERIOD               Each period determined in accordance with Clause
                              8 (Interest Periods) by reference to which
                              interest on an Advance or an overdue amount is
                              calculated.

LIBOR With respect to any Interest Period, the rate of interest on each respective Rate Fixing Day for 6 months deposits in Dollars or Pounds Sterling with respect to such Interest Period (except for the first Interest Period of each Advance which might be of a shorter duration; such Interest
                              Period called for the purposes of this definition
                              "Special Interest Period"; which rate shall be determined by the Bank in accordance with the actual length of the respective Special Interest
                              Period) quoted on the display designated as page
                              "LIBOR 01" to subscribers of the "Reuters Money
                              Market", at or about 11:00 a.m. London time and, rounded upward, if necessary to the nearest whole multiple of one sixteenth of one per cent (1/16%).

LOAN ACCOUNT                  The account held at the Facility Office in the
                              name of the Borrower with account number 662960
                              so designated to be maintained in accordance with
                              this Agreement.

LOAN ASSIGNMENT               The assignment by way of security dated the date
                              hereof entered into by the Borrower in favour of
                              the Bank in relation to the BEA Hotels Loans, in
                              the form attached hereto as

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                                       13


                              Schedule 10 (Form of Loan Assignment).

MANGO ISRAEL                  Mango Israel Clothing & Footwear Ltd a company
                              (with registration number 51-255705-9) organised
                              and existing under the laws of the State of
                              Israel, having its registered office at 2 Weizman
                              Street, Tel Aviv, Israel.

MANGO ISRAEL FACILITY         The credit facility dated 5 May 2005 provided by
                              the Bank in favour of Mango Israel.

MANGO ISRAEL GUARANTEE        The guarantee dated 4 May 2005 provided by the
                              Borrower in favour of the Bank pursuant to which
                              the Borrower guarantees all of Mango Israel's
                              financial obligations towards the Bank
                              (including, but not limited to, its obligations
                              under the Mango Israel Facility).

MARGIN 2.85% (two and eighty-five hundredths of one percent) per annum, other than in relation to a Tranche D Advance denominated in NIS, in which case the Margin shall be 2.25% (two and one quarter of one percent) per annum.

MATERIAL ADVERSE EFFECT       Any effect which, in the opinion of the Bank:

                              (a) is or is likely to be materially adverse to the ability of the Borrower to perform or comply with its obligations under the Finance Documents (including any of its payment obligations under the Finance
                                   Documents) in a timely manner; or

                              (b) is or is likely to be materially prejudicial to:

                                   (i)  the interests of the Bank under the
                                        Finance Documents; or

                                   (ii) the business, operations or financial
                                        condition of the Borrower.


OPERATING PROFIT              The combined gross operating profit of the Astrid
                              Plaza Hotel before tax, plus amortisation and
                              depreciation calculated, in each case, in
                              accordance with GAAP and:

                              (a) in the case of a calculation with respect to a year ending on 30 June in any year, as shown in the two sets of half yearly financial statements relating to that year delivered to the Bank pursuant to this Agreement and with reference to the operating accounts for the Astrid Plaza

                                   Hotel for such period supplied pursuant to this Agreement.

                              (b) in the case of a calculation with respect to a year ending on 31 December in any year, as shown in the financial statements relating to that year delivered to the Bank pursuant to and with reference to the operating accounts for the Astrid Plaza Hotel for such period supplied pursuant to this Agreement.

ORIGINAL DOLLAR AMOUNT        In relation to an Advance, means:

                              (a) for an Advance denominated in U.S. Dollars, its amount; or

                              (b)  for an Advance denominated in an Available
                                   Currency other than U.S. Dollars, the
                                   equivalent in U.S. Dollars of the amount of that Advance, calculated on the basis of the Bank's Spot Rate of Exchange on the Rate
                                   Fixing Day for such Advance.

ORIGINAL GROUP ACCOUNTS       The audited and consolidated financial statements
                              of each of the Borrower and BEA Hotels for the
                              financial year ended 31st December, 2004.

PARTICIPATING MEMBER STATE    A member state of the European Union that has
                              adopted the single currency as its lawful
                              currency under the legislation of the European
                              Union for European Monetary Union.

PARTY                         A party to this Agreement.

PERMITTED FINANCIAL           Any Financial Indebtedness:
INDEBTEDNESS

                              (a)  incurred under the Finance Documents
                                   (including, but not limited to, the Mango
                                   Israel Guarantee);

                              (b)  of the Borrower or a Borrower Funded
                                   Subsidiary incurred before the date hereof, in favour of a financial institution in respect of an existing Project;

                              (c)  of the Borrower or a Borrower Funded
                                   Subsidiary incurred on or after the date hereof, in favour of a financial institution in respect of a Refinancing or financing
                                   (subject to the prior written consent of the Bank); and

                              (d)  (other than those set out above) of the
                                   Borrower or a Borrower Funded Subsidiary after the date hereof,


                                   incurred in favour of a financial institution in respect of the purchase of a new asset and/or in respect of the development and construction of a new Project (subject to the prior written consent of the Bank).

PERMITTED SECURITY INTEREST   Any Security Interest:

                              (a)  arising under the Security Documents;

                              (b)  created by the Borrower or a Borrower Funded
                                   Subsidiary before the date hereof, to a
                                   financial institution in respect of an
                                   existing Project (as referred to in Schedule
                                   11 (Permitted Security Interests));

                              (c)  created by the Borrower or a Borrower Funded
                                   Subsidiary on or after the date hereof, to a financial institution in respect of a Refinancing (subject to the prior written consent of the Bank); and

                              (d) (other than those set out above) created by the Borrower or a Borrower Funded Subsidiary after the date hereof, to a financial institution in respect of the purchase of a new asset and/or in respect of the development and construction of a new
                                   Project (subject to the prior written
                                   consent of the Bank) provided that the
                                   financial institution is funding such new asset or Project,

                              provided that no Security Interest created by the Borrower or any Borrower Funded Subsidiary after the date hereof shall impair or rank ahead of any Security Interest arising under the Security
                              Documents.

PLEDGES                       Each of the following pledges in favour of the
                              Bank:

                              (a) share pledge (first ranking) dated on or about the date hereof, executed by the Borrower over its shares in PEP Trust Ltd
                                   (Israel);

                              (b) share pledge (first ranking) dated on or about the date hereof, executed by PEP Trust
                                   Ltd (Israel) over its shares in Elscint
                                   Holdings and Investments N.V.;

                              (c)  share pledge (first ranking) dated 1 August
                                   2002, executed by Elscint Holdings and
                                   Investments N.V. over its shares in Bea
                                   Hotels;

                              (d) share pledge executed by Bea Hotels over its shares in each of:

                                   (i) Victory Enterprises II B.V., on or about the date hereof (second ranking);

                                   (ii) Grandis Hotel Holding B.V., dated 5
                                        November 2002 (second ranking);

                                   (iii) Victoria Hotel Holding B.V., dated 31
                                        March 2003 (second ranking);

                                   (iv) Riverbank Hotel Holding B.V., dated 31
                                        March 2003 (second ranking); and

                                   (v)  Africana Holding B.V. (second ranking),
                                        dated 5 November 2002;

                              (e) law lien agreement, dated on or about the date hereof, executed by Bea Hotels over its shares in Andrassy, 25 Kft (first ranking);

                              (f)  share pledge dated on or about the date
                                   hereof, executed by Victory Enterprises II
                                   B.V. over its shares in Astrid Hotel
                                   Holdings B.V. (first ranking) and Victoria
                                   Hotel and Restaurant Investments B.V.
                                   (second ranking);

                              (g) share pledge, dated on or about the date hereof, executed by Astrid Hotel Holdings
                                   B.V. in favour of the Bank over its shares in Astridplaza N.V. (first ranking);

                              (h) mortgage dated on or about the date hereof, executed by Astridplaza N.V and the Bank over the Astrid Park Plaza Hotel (first ranking); and

                              (i)  share pledge dated on or about the date
                                   hereof, executed by the Borrower over its shares in Mango Israel (first ranking).

POUNDS STERLING, L or GBP     The lawful currency for the time being of the
                              United Kingdom.

PROJECT Each project comprising the Business which has been and/or shall be carried out by a Borrower
                              Funded Subsidiary.

PROJECT REQUEST               A letter of request, substantially in the form
                              set out in Schedule 4, Part I (Form of Project
                              Request) pursuant to which the Borrower requests
                              approval of the Bank, in principle, to make an
                              Equity Contribution to a specific Project.

PROJECT CONSENT               A letter of consent, substantially in the form
                              set out in

                              Schedule 4, Part II (Form of Project Consent), pursuant to which the Bank agrees, in principle, to the Borrower making an Equity Contribution to a specific Project, as requested by the Borrower in the relevant Project Request.

RATE FIXING DAY               The second Business Day before the first day of
                              an Interest Period for an Advance (or such other
                              day as is generally treated as the rate fixing
                              day by market practice in the London interbank
                              market).

REFERENCE BANKS               Subject to Clause 27.3 (Reference Banks), HSBC
                              plc, Citibank, The Royal Bank of Scotland and
                              Barclays Bank.

REFINANCING                   Any loan facility provided in favour of the
                              Borrower and/or a Borrower Funded Subsidiary in
                              respect of a Project, the proceeds of which are
                              applied in whole or in part to the repayment of
                              either:

                              (a) the construction loan facility in favour of such Borrower Funded Subsidiary in respect of the development of the relevant Project;
                                   or

                              (b) any previous refinancing loan facility in favour of such Borrower Funded Subsidiary in respect of the relevant Project.

REVENUE ACCOUNT               The account held at the Facility Office in the
                              name of the Borrower with account number 615520,
                              so designated to be maintained in accordance with
                              this Agreement.

REVENUES All amounts payable to and/or received by the Borrower or a Borrower Funded Subsidiary and/or to their account pertaining to the Business including, without limitation:

                              (a)  all revenues, loan repayments and
                                   Distributions received from any Borrower
                                   Funded Subsidiary;

                              (b) interest and other income earned on balances standing to the credit of any bank accounts held by (i) the Borrower in respect of the Business; and (ii) Borrower Funded Subsidiary
                                   (to the extent that such amounts are not subject to a Security Interest in terms of the senior debt facility taken out by that Borrower Funded Subsidiary);

                              (c)  all Insurance Proceeds; and

                              (d) all proceeds received upon a Refinancing, sale, public offering or private placement.

SECURITY ASSET                Any asset which is the subject of any Security
                              Interest under the Security Documents.

SECURITY DOCUMENTS            (a)  the Pledges;

                              (b)  the Charges over Accounts;

                              (c)  the Subordination Agreements;

                              (d)  the Guarantee;

                              (e)  the Mango Israel Guarantee; and

                              (f)  the Loan Assignments,

                              and any other document evidencing or creating any Security Interest over any asset of the Borrower or Holding Subsidiary to secure any obligations of the Borrower to the Bank under the Finance
                              Documents.

SECURITY INTEREST             Any mortgage, pledge, lien, charge, assignment,
                              hypothecation or security interest or any other
                              agreement or arrangement having the effect of
                              conferring security.

SEMI-ANNUAL DATE              30th June and 31st December of each year.

SHAREHOLDER                   Elbit Medical Imaging Ltd., a company
                              incorporated and existing under the laws of the
                              State of Israel, with company number 52-003883-7.

SUBORDINATED CREDITOR         Any Subsidiary or Holding Company of the Borrower
                              that provides debt funding to the Borrower, from
                              time to time.

SUBORDINATION AGREEMENTS      (a)  the subordination agreement dated the date
                                   hereof between the Bank, the Borrower and
                                   Elbit Medical Imaging Ltd; and

                              (b) each subordination agreement to be entered into from time to time (substantially in the form of Schedule 9 (Form of Subordination
                                   Agreement)) in accordance with the terms of Clause 18.10 (c).

SUBSIDIARY                    An entity from time to time of which a person has
                              direct or indirect control, or owns directly or
                              indirectly more than twenty five per cent. (25%)
                              of the share capital or similar right of
                              ownership.

TAXES Includes all present and future income and other taxes, levies, imposts, deductions, charges and withholdings in the nature of taxes whatsoever together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof and "TAXATION" shall be construed accordingly.

TERM DATE                     The first anniversary of the date of this
                              Agreement.

TOTAL COMMITMENT              The aggregate of the Tranche A Commitment, the
                              Tranche B Commitment, the Tranche C Commitment,
                              Tranche D Commitment and the Mango Israel
                              Facility.

TRANCHE A, TRANCHE B,         Have the meaning given to such terms in Clause 2
TRANCHE C and TRANCHE D       (Facility).

TRANCHE A ADVANCE             Any Advance made under Tranche A.

TRANCHE A COMMITMENT          The Euro amount set out in the "TRANCHE A
                              COMMITMENT" column in Schedule 1 (Commitment), to
                              the extent not cancelled, transferred or reduced
                              under this Agreement.

TRANCHE A REPAYMENT           The schedule of principal amounts to be repaid by
SCHEDULE                      the Borrower on the last day of each Interest
                              Period up to and including the Final Maturity
                              Date, as specified in Schedule 7 (Tranche A
                              Repayment Schedule) on the basis of the
                              outstanding Tranche A Advances on the date hereof
                              and as may be amended from time to time in
                              accordance with Clause 6.4 (Tranche A Repayment
                              Schedule).

TRANCHE B ADVANCE             Any Advance made under Tranche B.

TRANCHE B COMMITMENT          The aggregate of the Euro, US Dollar and Pounds
                              Sterling amounts set out in the "TRANCHE B
                              COMMITMENT" column in Schedule 1 (Commitment), to
                              the extent not cancelled, transferred or reduced
                              under this Agreement.

TRANCHE C ADVANCE             Any Advance made under Tranche C.

TRANCHE C COMMITMENT          The aggregate of the Euro, US Dollar and Pounds
                              Sterling amounts set out in the "TRANCHE C
                              COMMITMENT" column in Schedule 1 (Commitment), to
                              the extent not cancelled, transferred or reduced
                              under this Agreement.

TRANCHE D ADVANCE             Any Advance made under Tranche D.

TRIGGER EVENT                 Has the meaning ascribed to such term in Clause
                              7.4(b)(Mandatory Prepayment).

WHOLESALE RATE                The rate per annum determined from time to time
                              by the Bank, to be the basic rate, before the
                              application of any margin, at

                              which the Bank is willing to grant to its customers in general loans in NIS for a similar term as each Advance, as published internally by the Bank from time to time, such rate being generally applicable to all branches of the Bank in Israel.

1.2  CONSTRUCTION

(a)  In this Agreement, unless the contrary intention appears, a reference to:

     (i) an "AMENDMENT" includes a supplement, novation or re-enactment and "AMENDED" is to be construed accordingly;

          "ASSETS" includes properties, revenues and rights of every description;

          an "AUTHORISATION" includes an authorisation, consent, approval, resolution, licence, exemption, filing and registration;

          "CONTROL" means the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise;

          a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the day before the numerically corresponding day in the next calendar month, except that if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last day in that calendar month;

          a "PERSON" includes any person, firm, company, corporation, partnership, association, government, state, Agency or other entity or one or more of them;

          a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, Agency, department or regulatory, self-regulatory or other authority or organisation;

          a "SCREEN" or a "PAGE" on a "Screen" in the definition of "LIBOR" and "EURIBOR" includes any replacement screen or page nominated by the British Bankers Association as the information vendor for the purpose of displaying British Bankers Association Interest Settlement Rates for deposits in various currencies;

     (ii) a provision of law is a reference to that provision as amended or re-enacted;

     (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

     (iv) a person includes its successors and/or assigns;

     (v) a Finance Document or another document is a reference to that Finance Document or other document as amended, subject to compliance with the terms of this Agreement;

     (vi) a time of day is a reference to Tel Aviv time; and

     (vii) any representation by the Borrower, being to the best of its knowledge shall be deemed to be to the best of such person's knowledge after due inquiry.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

(d) In this Agreement, words denoting the singular include the plural and vice versa; words denoting any gender include all genders.

1.3  RESTATEMENT AND AMENDMENT

(a)  With effect from the date hereof:

     (i) Other than as set out in paragraph (iv) below, the Letter of Undertaking will be replaced in its entirety by the terms and conditions set out in this Agreement, and, accordingly, the rights and obligations of the parties relating to their future performance under the Letter of Undertaking will be governed by, and construed solely in accordance with the terms and conditions set out in this Agreement.

     (ii) the Parties acknowledge that certain amounts borrowed under the Letter of Undertaking have been repaid, and that neither Party has any claim against the other with respect to the advance and repayment of such amounts.

     (iii) all commitment of the Bank under the Letter of Undertaking, other than an amount equal to the aggregate of the Tranche A Commitment and Tranche B Commitment, is hereby cancelled.

     (iv) the Borrower confirms and acknowledges that, subject to paragraphs
          (ii) and (iii) above:

          (A) its outstanding liabilities under the Letter of Undertaking and this Agreement shall, with effect from and including the date hereof, continue in full force and effect; and

          (B) it is not (and shall not be treated as being) exonerated or discharged in any way whatsoever and howsoever arising from the whole or any part of its outstanding liabilities under the Letter of Undertaking and this Agreement, nor shall its outstanding liabilities under the Letter of Undertaking and this Agreement be in any way determined, lessened, impaired or affected by virtue of any provisions of this Agreement and/or the amendment, modification and restatement of the Letter of Undertaking provided for herein or by any other means whatsoever and howsoever arising which, but for this confirmation, would or might operate to exonerate or discharge the Borrower from the whole or any part of its outstanding liabilities or otherwise affect any of the same under the Letter of Undertaking and this Agreement.

(b) For the avoidance of doubt, interest, fees and other amounts accrued under this Agreement prior to the date hereof shall be calculated in accordance with the Letter of Undertaking.

2.   FACILITY

(a) Subject to the terms of this Agreement, the Bank shall continue to make available to the Borrower during the Facility Period, the following facilities:

     (i) a term loan facility in an aggregate amount equal to the Tranche A Commitment, to be designated as Tranche A;

     (ii) a term loan facility in an aggregate amount equal to the Tranche B Commitment, to be designated as Tranche B;

     (iii) a term loan facility in an aggregate amount equal to the Tranche C Commitment, to be designated as Tranche C; and

     (iv) a term loan facility in an amount which, when aggregated the Mango Israel Facility, does not exceed US$4,021,000 (four million and twenty one thousand US Dollars), to be designated as Tranche D, provided that the parties acknowledge that Tranche D is fully drawn at the date hereof.

(b) The Bank shall only be obliged to lend if the conditions precedent under Clause 4 (Conditions Precedent) have been satisfied in accordance with the terms of that Clause.

3.   PURPOSE

3.1  TRANCHE A ADVANCES

     The Tranche A Advance is solely to fund (whether directly, indirectly and/or by the refinancing of any BEA Hotels Loans) the acquisition, construction and development of the Astrid Plaza Complex.

3.2  TRANCHE B ADVANCES

     The Tranche B Advance is solely to fund the Borrower's Equity Contributions to the Borrower Funded Subsidiaries with respect to Projects approved by the Bank carried out by such Borrower Funded Subsidiaries.

3.3  TRANCHE C ADVANCES

     Each Tranche C Advance is solely to fund the acquisition by the Borrower of 100% of the equity and voting rights of Mango Israel.

     (

3.4  TRANCHE D ADVANCES

     Each Tranche D Advance is solely to fund the operation of Mango Israel.

3.5  NO OBLIGATION TO MONITOR

     Without affecting the obligations of the Borrower in any way, the Bank has no duty to monitor or verify the application of any Advance.

4.   CONDITIONS PRECEDENT

4.1  DOCUMENTARY CONDITIONS PRECEDENT

     The obligations of the Bank to the Borrower under this Agreement are subject to the condition precedent that the Bank has received:

     (a) an original letter addressed to the Bank setting out the valuation of the Astrid Plaza Complex (the "ASTRID PLAZA VALUATION"), such valuation to be carried out by an independent surveyor chosen by the Borrower to the satisfaction of the Bank; and

     (b) originals, or where appropriate, copies certified as true, complete and up-to-date by an authorised signatory of all of the documents set out in Schedule 3 (Conditions Precedent Documents) in form and substance satisfactory to the Bank.

4.2  FURTHER CONDITIONS PRECEDENT

     The obligation of the Bank to make any Advance under Clause 5.3 (Advances) or Clause 11 (Amount of Available Currencies) is subject to the further conditions precedent that:

     (a) the amount of such Tranche D Advance does not, when added to the aggregate of all outstanding Tranche D Advances and all outstanding amounts under the Mango Israel Facility, exceed US$4,021,000 (four million and twenty one thousand US Dollars);

     (b) the amount of such Advance does not, when added to the aggregate of all outstanding Advances, exceed the Total Commitment;

     (c)  on both the date of the Drawdown Request and the Drawdown Date:

          (i) the representations and warranties in Clause 17 (Representations and Warranties) to be repeated on those dates are correct and will be correct immediately after the Advance is made; and

          (ii) no Default is outstanding or would be likely to result from the Advance;

     (d) the Borrower has submitted a Project Request to the Bank in respect of the Project to which the Advance relates;

     (e) the Borrower has received a Project Consent from the Bank in respect of the Project to which the Advance relates; and

     (f) with respect to a Tranche C Advance for the purpose described in Clause 3.1(ii) above, the Borrower has entered into the Security Document described in paragraph (f) of the definition of Security Document.

5.   DRAWDOWN

5.1  COMMITMENT PERIOD

(a) The Borrower may borrow an Advance during the Commitment Period if the Bank receives, not later than 11.00 a.m., ten Business Days before the proposed Drawdown Date, a duly completed Drawdown Request. Each Drawdown Request is irrevocable.

(b) The undrawn amount of the Facility shall be automatically cancelled at close of business on the Term Date.

5.2  COMPLETION OF DRAWDOWN REQUESTS

     A Drawdown Request will not be regarded as having been duly completed unless:-

(a) it identifies the Project to which the Advance relates and whether the Advance is to be a Tranche C Advance or a Tranche D Advance;

(b) the Drawdown Date is a Business Day falling on or before the last day of the Commitment Period;

(c)  the amount of the Advance is:

     (i) at least US$100,000 (or its equivalent in accordance with Clause 11 (Amount of Available Currencies)); or

     (ii) the maximum undrawn amount available under the Facility on the proposed Drawdown Date; or

     (iii) such other amount as the Bank may agree in writing; and

(d) each Drawdown Request must specify one Advance only, but the Borrower may, subject to the other terms of this Agreement, deliver more than one Drawdown Request on any one day;

5.3  ADVANCE

(a) Subject to the terms of this Agreement, the Bank shall make each Advance available to the Borrower on the relevant Drawdown Date pursuant to the relevant Drawdown Request.

(b) The entire amount of the Advance shall be deposited in the Loan Account from which withdrawals may only subsequently be made for the purposes specified in Clause 3 and in accordance with the procedures set out in Clause 20 (Accounts and Cashflow Priorities).

5.4  CONSOLIDATION

(a) All outstanding Advances on the date of this Agreement shall be consolidated, to form one single Tranche A Advance in the amount of the Tranche A Commitment and one single Tranche B Advance per currency in the amount of the Tranche B Commitment.

(b) All outstanding Tranche C Advances and Tranche D Advances on the Term Date shall be consolidated to form one Tranche C Advance per currency and one Tranche D Advance per currency, respectively.

6.   REPAYMENT

6.1  TRANCHE A REPAYMENT

     The Borrower shall repay the outstanding Tranche A Advances in accordance with the Tranche A Repayment Schedule.

6.2  TRANCHE B REPAYMENT

     The Borrower shall repay the outstanding Tranche B Advances in accordance with Clause 7.3 (Mandatory Prepayment), and in any event as follows:

     (a) 50% of the outstanding Tranche B Advances shall be repaid no later than 31st December, 2010; and

     (b) the remaining 50% of the outstanding Tranche B Advances shall be repaid on the Final Maturity Date.

     In the event that the Borrower is required to repay amounts in accordance with paragraph (a) above, such repaid amounts shall be attributed pro rata to the Equity Contributions outstanding at such time.

6.3  TRANCHE C REPAYMENT

     The Borrower shall repay the outstanding Tranche C Advances in ten equal semi-annual installments, with the first installment due and payable pay on the second anniversary of the date of the Agreement.

6.4  TRANCHE D REPAYMENT

     The Borrower shall repay all outstanding Tranche D Advances on the Final Maturity Date.

6.5  CURRENCY

     Each Advance shall be repaid in the Available Currency in which such Advance was borrowed.

6.6  TRANCHE A REPAYMENT SCHEDULE

     In the event that any Tranche A Advance is prepaid by the Borrower in whole or in part in accordance with any of Clauses 7.1 (Voluntary Prepayment) to
     7.3 (Mandatory Prepayment) inclusive below, the amount of such prepayment shall be applied pro rata against all future repayment installments, and the Tranche A Repayment Schedule amended accordingly.

6.7  RE-BORROWING

     No amounts repaid or prepaid by the Borrower to the Bank with respect to Tranche A, Tranche B, Tranche C or Tranche D may be re-borrowed.

7.   PREPAYMENT AND CANCELLATION

7.1  VOLUNTARY PREPAYMENT

(a) The Borrower may, by giving not less than 30 days' prior notice to the Bank, prepay any Advance in whole or in part (but if in part, at least the equivalent of E100,000) provided that the prepayment is made on the last day of an Interest Period for that Advance.

(b) Subject to Clause 7A.1 (Request to convert Available Currency), no prepaid amount may be reborrowed after the Commitment Period.

7.2  VOLUNTARY CANCELLATION

     The Borrower may, by giving not less than 30 days' prior notice to the Bank, cancel the undrawn amount of the Facility (if any) in whole or in part (but if in part in a minimum amount of E1,000,000 and an integral multiple of E100,000) at any time without premium or penalty. No amount of the Facility cancelled may subsequently be redrawn or reinstated.

7.3  MANDATORY PREPAYMENT

(a) The Borrower shall, upon the occurrence of any Trigger Event (as such term is defined in sub-clause (b) of this Clause 7.3) deposit all Revenues arising from such Trigger Event in the Revenue Account immediately upon receipt thereof. On the last day of the Interest Period in which the Revenues deriving from a Trigger Event have been deposited into the

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                                       27


     Revenue Account as aforesaid, the Bank shall apply the balance of the Revenue Account as follows:

     (i) Revenues deriving from a Trigger Event in connection with the Astrid Plaza Complex Project shall be applied in prepayment of outstanding Tranche A Advances;

     (ii) Revenues deriving from a Trigger Event in connection with a Project funded by a Tranche B Advance or, as the case may be, Tranche C Advance, shall be applied in prepayment of outstanding Tranche B Advances or, as the case may be, outstanding Tranche C Advances, to the extent only of the Equity Contribution made by the Borrower in relation to such Project;

     (iii) Revenues deriving from a Trigger Event in connection with Mango Israel shall be applied in prepayment of outstanding Tranche D Advances; and

     (iv) Revenues deriving from a Trigger Event in connection with Bea Hotels shall be applied, first, in prepayment of outstanding Tranche B Advances and, thereafter, in prepayment of outstanding Tranche A Advances.

(b) For the purposes of this Clause 7.3 (Mandatory Prepayment) each of the following events constitutes a Trigger Event:

     (i) any public offering or private placement of any securities of the Borrower or any Borrower Funded Subsidiary;

     (ii) a merger or consolidation of the Borrower or any Borrower Funded Subsidiary with any other entity (other than in relation to those corporate events set out in the letter of consent from the Bank to the Borrower, dated 1 November 2005);

     (iii) a sale, assignment, lease, or other disposal of (whether in one transaction or a series of transactions) any of the assets (whether in whole or in part) of the Borrower or any Borrower Funded Subsidiary, including any shareholdings in any such Borrower Funded Subsidiary and any intellectual property to any person or entity;

     (iv) a refinancing of any debt of the Borrower;

     (v)  a Refinancing of any debt of any Borrower Funded Subsidiary; or

     (vi) the receipt by the Borrower of any Distributions.

(c) In the event that any Advance is prepaid by the Borrower (whether in whole or in part) in accordance with this Clause 7.3, the amount of the Equity Contribution relating to the Project which is the subject of the Trigger Event that occurred, shall be reduced by the amount of such prepayment, and
     Schedule 2, Part II (Equity Contributions) shall be amended by the Bank accordingly.

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                                       28


7.4  REPAYMENT INTO LOAN ACCOUNT

     Unless otherwise directed by the Bank, all repayments and prepayments of amounts outstanding under this Agreement, shall be made into the Loan Account.

7.5  MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment or cancellation under this Agreement is irrevocable.

(b) Any partial prepayment shall be applied, in equal shares to all future principal repayment installments.

(c) Any prepayments under this Agreement shall be made together with accrued interest and all other amounts accrued under the Finance Documents (including, without limitation pursuant to Clause 24 (Indemnities)).

(d) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(e) To the extent that the payment of amounts to the Revenue Account after any of the Trigger Events set out in Clause 7.3 (Mandatory Prepayment) is dependent upon a distribution being made by a Borrower Funded Subsidiary and/or by a Holding Subsidiary, the Borrower shall procure that such distributions are made in order that such amounts may be paid by the Borrower into the Revenue Account in accordance with Clause 7.3 (Mandatory Prepayment).

(f) No prepayment penalties shall be imposed upon a prepayment in accordance with the provisions of this Clause 7.

8.   INTEREST PERIODS

8.1  SELECTION

(a)  Each Advance has successive Interest Periods.

(b)  Each Interest Period shall be a six-month period provided, however, that:

     (i) the first Interest Period of each Advance shall commence on the date of such Advance and shall end on the next Semi-annual Date; and

     (ii) the final Interest Period shall end upon the Final Maturity Date.

8.2  NON-BUSINESS DAYS

     If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.   INTEREST

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                                       29


9.1  INTEREST RATE

     The rate of interest on each Advance for each of its Interest Periods is the rate per annum determined by the Bank to be the aggregate of:

     (a)  the Cost Base; and

     (b)  the Margin.

9.2  DUE DATES

     Accrued interest on each Advance is payable by the Borrower on the last day of each Interest Period for that Advance.

9.3  DEFAULT INTEREST

(a) If the Borrower fails to pay any amount payable by it under the Finance Documents, it shall, forthwith on demand by the Bank, pay interest on the overdue amount from the due date up to the date of actual payment, after as well as before judgment, at the default rate of interest customary at the Bank at such time for loans in the Available Currency, provided that the default rate shall, in no event, be lower than 5.5% (five and one-half percent) above the interest rate due to be paid on the overdue amount in accordance with Clause 9.1 (Interest Rate).

(b) If the Bank determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to the Bank from whatever sources it may select.

(c) Default interest shall be due and payable on demand and shall be compounded periodically, as customary in the Bank from time to time.

9.4  NOTIFICATION

     The Bank shall promptly notify the Borrower of the determination of a rate of interest under this Agreement.

10.  SELECTION OF AVAILABLE CURRENCIES

10.1 SELECTION

(a) The Borrower may select the Available Currency of a Tranche D Advance, in the relevant Drawdown Request.

(b) Each part of a Tranche D Advance, which is to be denominated in a different currency from any other part of that Advance will be treated as a separate Tranche D Advance.

10.2 REVOCATION OF CURRENCY

     If before 9.30 a.m. on any Rate Fixing Day:

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                                       30


(a) it is impracticable for the Bank to fund the Tranche D Advance, in the relevant Available Currency during that Interest Period in the ordinary course of business in the London interbank market; and/or

(b) the use of the proposed Available Currency might contravene any law or regulation,

     the Bank shall give notice to the Borrower to that effect before 11.00 a.m. on that day. In this event:

     (i) the Borrower and the Bank may agree that the drawdown will not be made; or

     (ii) in the absence of agreement and in any other case:

          (1) the Advance shall be treated as a separate Tranche D Advance, during the relevant Interest Period;

          (2) in the definition of "LIBOR" or "EURIBOR" (insofar as it applies to that Advance) in Clause 1.1 (Definitions):

               (A) there shall be substituted for the time "11.00 a.m." the time "1.00 p.m."; and

               (B) paragraph (b) of that definition shall apply to the extent applicable.

11.  AMOUNT OF AVAILABLE CURRENCIES

11.1 DRAWDOWNS

     If a Tranche D Advance, is to be drawn down in or, as the case may be, is to be converted into an Available Currency (other than US Dollars), the amount of that Tranche D Advance, will be determined by converting into that Available Currency the Original Dollar Amount of that Tranche D Advance, on the basis of the Bank's Spot Rate of Exchange three Business Days before its Drawdown Date.

11.2 PREPAYMENTS AND REPAYMENTS

     Any Tranche D Advance in an Available Currency, as well as any interest payable thereon, shall be repaid or prepaid in the same Available Currency as such Tranche D Advance.

11.3 FACILITY AMOUNT

     If, on the last day of an Interest Period, the Tranche D Advances when converted into US Dollars on the basis of the Bank's Spot Rate of Exchange exceed the Total Commitment, the Borrower shall prepay such excess amount within 3 Business Days.

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                                       31


12.  PAYMENTS

12.1 PLACE

     All payments by the Borrower under the Finance Documents shall be made to the Bank to its account at the Facility Office or such other place as the Bank may notify to the Borrower for this purpose five (5) Business Days in advance.

12.2 FUNDS

     Payments under the Finance Documents to the Bank shall be made for value on the due date at such times and in such manner as the Bank may specify to the Borrower as being customary at the time for the settlement of transactions in the currency of the relevant Advance.

12.3 APPLICATION

     The Bank may apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

12.4 CURRENCY

(a) Amounts payable in respect of costs, expenses and Taxes and the like are payable in the currency in which they are incurred.

(b) Any other amount payable under the Finance Documents is, except as otherwise provided in the Finance Documents, payable in Euros.

12.5 SET-OFF AND COUNTERCLAIM

     All payments made by the Borrower under the Finance Documents shall be made without set-off or counterclaim.

12.6 NON-BUSINESS DAYS

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under the Finance Documents, interest is payable on that principal at the rate prevailing on the original due date.

12.7 PARTIAL PAYMENTS

(a) If the Bank receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Bank shall apply that

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                                       32


     payment towards the obligations of the Borrower under the Finance Documents in the following order:

     (i) FIRST, in or towards payment of any unpaid fees, costs and expenses of the Bank;

     (ii) SECONDLY, in or towards payment of any Finance Charges due but unpaid under this Agreement;

     (iii) THIRDLY, in or towards payment of any Financing Principal due but unpaid under this Agreement; and

     (iv) FOURTHLY, in or towards payment of any other sum due but unpaid under the Finance Documents.

(b)  Paragraph (a) above shall override any appropriation made by the Borrower.

13.  TAXES

     All payments by the Borrower under the Finance Documents shall be made without any deduction and free and clear of and without deduction for or on account of any Taxes, except to the extent that the Borrower is required by law to make payment subject to any Taxes. If any Tax or amounts in respect of Tax must be deducted, or any other deductions must be made, from any amounts payable or paid by the Borrower, or paid or payable by the Bank under the Finance Documents, the Borrower shall pay such additional amounts as may be necessary to ensure that the Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to Tax or other deduction.

14.  MARKET DISRUPTION

14.1 ABSENCE OF QUOTATIONS

     If a Reference Bank does not supply an offered rate by 1.00 p.m. two Business Days before the first day of an Interest Period, the applicable LIBOR or, as the case may be, EURIBOR shall, subject to Clause 14.2 (Market disruption), be determined on the basis of the quotations of the remaining Reference Banks.

14.2 MARKET DISRUPTION

     If in relation to any Interest Period the Bank determines (which determination shall be conclusive and binding) that:

(a) by reason of circumstances affecting the London interbank market generally, adequate and fair means do not exist for ascertaining LIBOR or EURIBOR for that Interest Period; or

(b) deposits in Euros or Dollars in the amount required for that Interest Period are not available to the bank in the London interbank market, the Bank shall promptly notify the Borrower accordingly, and no Advance or further Advance (as the case may be) shall be made, unless and until an alternative basis is agreed in accordance with Clause 14.4 (Alternative basis for outstanding loans) below or unless or until the Bank notifies the Borrower that such circumstances no longer exist.

14.3 SUSPENSION OF DRAWDOWNS

     If a notification under Clause 14.2 (Market Disruption) applies to an Advance which has not been made, that Advance shall not be made. However, within five Business Days of receipt of the notification, the Borrower and the Bank shall enter into negotiations for a period of not more than 30 days with a view to agreeing to an alternative basis for the borrowing of that and any future Advance.

14.4 ALTERNATIVE BASIS FOR OUTSTANDING ADVANCES

     If a notification under Clause 14.2 (Market Disruption) applies to an Advance which is outstanding, then, notwithstanding any other provision of this Agreement:

(a) within five Business Days of receipt of the notification, the Borrower and the Bank shall enter into negotiations for a period of not more than 30 days with a view to agreeing to an alternative basis for determining the rate of interest or funding or both applicable to that Advance or any other Advances;

(b) any alternative basis agreed under paragraph (a) above shall be binding on the Parties;

(c) if no alternative basis is agreed, the Bank shall certify, on or before the last day of the Interest Period to which the notification relates, an alternative basis for maintaining the Advance;

(d) any such alternative basis may include an alternative method of fixing the interest rate, alternative Interest Periods or alternative currencies but it must reflect the cost to the Bank of funding its participation in the Advance from whatever sources it may select plus the Margin; and

(e) each alternative basis so certified shall be binding on the Borrower and the Bank and treated as part of this Agreement.

15.  INCREASED COSTS

15.1 INCREASED COSTS

(a) Subject to Clause 15.2 (Exceptions), the Borrower shall forthwith on demand by the Bank, providing a computation of the relevant amount in reasonable detail, pay to the Bank the amount of any increased cost incurred by it or any of its Affiliates as a result of:

     (i) the introduction of, or any change in, or any change in the interpretation or application of, any law or banking regulation; or

     (ii) compliance with any regulation made, after the date of this Agreement,

     (including any law or regulation relating to taxation (excluding income tax), monetary union, or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

(b)  In this Agreement "INCREASED COST" means:

     (i) an additional cost incurred by the Bank or any of its Affiliates as a result of it having entered into, or performing, maintaining or funding its obligations under, any Finance Document;

     (ii) that portion of any additional cost incurred by the Bank or any of its Affiliates in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the Bank's participations in any Advance made or to be made under this Agreement as is attributable to the Bank making, funding or maintaining those participations; and

     (iii) the amount of any payment made by the Bank or any of its Affiliates, or the amount of any interest or other return foregone by the Bank or any of its Affiliates, calculated by reference to any amount received or receivable by the Bank or any of its Affiliates from any other Party under this Agreement.

15.2 EXCEPTIONS

     Clause 15.1 (Increased costs) does not apply to any increased cost:

(a)  compensated for by the operation of Clause 13 (Taxes); or

(b) attributable to any change in the rate of, or change in the basis of calculating, Tax on the overall net income of the Bank (or the overall net income of a division or branch of the Bank) imposed in the jurisdiction in which its principal office or Facility Office is situate.

16.  ILLEGALITY

     If it is or becomes unlawful in any jurisdiction for the Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain any Advance, then:

(a)  the Bank may notify the Borrower accordingly; and

(b) (i) the Borrower shall forthwith prepay that Advance together with all other amounts payable by it to the Bank under the Finance Documents (including, without limitation, pursuant to Clause 24 (Indemnities)); and

     (ii) the Bank's undrawn Facility will forthwith be cancelled.

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                                       35


17.  REPRESENTATIONS AND WARRANTIES

17.1 REPRESENTATIONS AND WARRANTIES

     The Borrower makes the representations and warranties set out in this Clause 17 (Representations and Warranties) to the Bank, in reliance on which the Bank has entered into the Agreement.

17.2 STATUS

(a) It is a private company, duly organised and validly existing under the laws of the State of Israel;

(b) each member of the Business Group is a company, duly organized and validly existing under the laws of the country of its incorporation; and

(c) each member of the Group has the power to own its assets and carry on its business as it is being conducted.

17.3 POWERS AND AUTHORITY

     It, and each member of the Business Group, has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

17.4 LEGAL VALIDITY

     Each Finance Document to which it, or each member of the Business Group, is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

17.5 NON-CONFLICT

     The entry into and performance by it, and each member of the Business Group, of, and the transactions contemplated by, the Finance Documents do not and will not:-

(a)  conflict with any law or regulation or judicial or official order; or

(b)  conflict with the constitutional documents of any member of the Group; or

(c) conflict with any document which is binding upon any member of the Group or any asset of any member of the Group.

17.6 NO DEFAULT

(a)  No Default is outstanding or might result from the making of any Advance;
     and

(b) no other event is outstanding which constitutes (or with the giving of notice, passage of time, the making of any determination or fulfillment of any other applicable condition or any combination of the foregoing, might constitute) a default under any document which is binding on the Borrower or any member of the Group or any asset of the Borrower or any member of the Group.

17.7 AUTHORIZATIONS

     All authorizations required in connection with the entry into, performance, validity and enforceability of the Finance Documents and the transactions contemplated by the Finance Documents have been obtained or effected and are in full force and effect.

17.8 LITIGATION

     No material litigation, arbitration or administrative proceedings are current or, to the best of its knowledge, pending or threatened, which might, if adversely determined, have a Material Adverse Effect, which are not reflected in the Original Group Accounts.

17.9 INFORMATION

(a) All information provided or delivered by it to the Bank was true, correct and complete in all material respects and not misleading in any material respect as of the date that it was delivered; and

(b) all information provided or delivered by it to the Bank did not omit, as at the date that it was delivered, any information which, if disclosed, might adversely affect the decision of a financial institution considering whether to enter into this Agreement.

17.10 FINANCIAL STATEMENTS

     The audited and consolidated financial statements or the reviewed financial statements (as the case may be) of the Borrower, BEA Hotels and the Borrower Funded Subsidiaries most recently delivered to the Bank (which, at the date of this Agreement, are the Original Group Accounts):

     (a)  have been prepared in accordance with GAAP, consistently applied; and

     (b) give a true and fair view of the financial condition of the Borrower and BEA Hotels as of the date to which they were drawn up,

     and there has been no material adverse change in the financial condition of the Borrower, BEA Hotels and each of the Borrower Funded Subsidiaries since the date on which those financial statements were drawn up.

17.11 COMPLIANCE

     It, and each member of the Business Group, is currently complying with applicable laws and regulations in all material respects and there is no event or circumstance which would be likely to cause it to cease to comply with such laws and regulations in any material respect.

17.12 INSURANCES

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                                       37


     All Insurances are or, at the time they are required to be maintained or effected, will be, in full force and effect and so far as it is aware no event or circumstance has occurred, nor has there been any omission to disclose a fact, which would in either case entitle any insurer to avoid or otherwise reduce its liability under any policy relating to the Insurances.

17.13 TITLE AND OWNERSHIP

     The Borrower and each member of the Business Group has good and marketable title to its assets (including without limitation, in the case of the Borrower, to any securities held by it, directly or indirectly, in any Borrower Funded Subsidiary) free and clear of all Security Interests (other than Permitted Security Interests).

17.14 STATUS OF SECURITY

     Each Security Document confers the Security Interests it purports to confer over all of the assets referred to in it and those Security Interests:

(a) are not subject to any prior or higher ranking or pari passu Security Interests (other than any Permitted Security Interests); and

(b) are not void or liable to avoidance, due to the insolvency of the Borrower on the date of execution of the relevant Security Document, on liquidation or bankruptcy, composition or any other similar insolvency proceedings.

17.15 PARI PASSU RANKING

     The Borrower's obligations under the Finance Documents rank and will rank at least pari passu with all its other unsecured obligations, except for obligations mandatorily preferred by law applying to companies generally.

17.16 INDEBTEDNESS

     The Borrower does not have any outstanding indebtedness to:

     (a) any of its shareholders, to any holding company of it shareholders or to any other member of the Group (other than as approved in writing by the Bank); or

     (b) any person outside the Group, other than the Permitted Financial Indebtedness.

17.17 TAXES ON PAYMENTS

     All amounts payable by the Borrower under the Finance Documents shall be made free and clear of, and without deduction for, or on account of, any Tax.

17.18 STAMP DUTIES

     The Borrower or, as the case may be, each member of the Business Group, shall bear and pay all stamp or registration duty or similar taxes or charges which shall be payable in respect of any Finance Document.

17.19 IMMUNITY

(a) The execution by the Borrower of each Finance Document constitutes, and its exercise of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts done and performed for private and commercial purposes; and

(b) the Borrower will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in the State of Israel or any other jurisdiction in relation to any Finance Document.

17.20 JURISDICTION/GOVERNING LAW

     The Borrower's:

     (a) irrevocable submission under Clause 33 (Jurisdiction) to the jurisdiction of the courts of Israel;

     (b)  agreement that this Agreement is governed by Israeli law; and

     (c) agreement not to claim any immunity to which it or its assets may be entitled,

     are legal, valid and binding under the laws of Israel.

17.21 MANGO ISRAEL

     The Borrower has completed the purchase of 100% of the equity and voting rights in Mango Israel.

17.22 NO OTHER BUSINESS

     The Borrower shall procure that Astridplaza N.V. has not engaged in any business or activities, either alone or in partnership or joint venture other than the design, development, construction, financing, ownership (to the extent relevant), use, operation and maintenance of the Astrid Plaza Complex.

17.23 TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

     The representations and warranties set out in this Clause 17:

(a)  are made by the Borrower on the date of this Agreement; and

(b) are deemed to be repeated by the Borrower on each day thereafter with reference to the facts and circumstances then existing.

18.  UNDERTAKINGS

18.1 DURATION

     The undertakings in this Clause 18 (Undertakings) remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or the Facility is in force. All of those undertakings (and any undertakings or restrictions in any other clause of the Finance Documents) are cumulative, and accordingly none of them shall (except to the extent expressly stated) be limited by any exception to any other undertaking or by implication from the terms of any other undertaking.

18.2 FINANCIAL INFORMATION

(a)  The Borrower shall supply to the Bank:

     (i) as soon as the same are available (and in any event within 90 days of the end of each of its financial years), the audited consolidated accounts and financial reports of the Borrower and the audited financial statements of BEA Hotels and Astridplaza N.V. and each Borrower Funded Subsidiary, for that financial year.

     (ii) as soon as the same are available (and in any event within 60 days of the end of the each quarter of each of its financial years) reviewed management accounts of the Borrower for that quarter, such management accounts being those used for the purpose of consolidation of the financial statements of Elbit Medical Imaging Ltd.

     (iii) as soon as the same are available (and in any event within 60 days of the end of each quarter) reviewed financial statements for that quarter of BEA Hotels, Astridplaza N.V. and each Borrower Funded Subsidiary, (including a balance sheet, statements of income and cash flow);

     (iv) as soon as the same are available (and in any event within 90 days of the end of each financial year), the audited financial statements of BEA Hotels, Astridplaza N.V. and each Borrower Funded Subsidiary, each financial year.

     (v) as soon as the same are available (and in any event within 30 days of the end of each quarter) quarterly progress reports on the development and/or operation of all Pojects.

     (vi) together with the accounts specified in paragraph (a) and (b) above, a certificate from the auditors of the Borrower:

          (A) establishing compliance with Clause 18.21 (Financial covenants) which certificate shall, if the Bank requests, also set out in reasonable detail computations establishing such compliance; and

          (B) confirming that the accounts have been prepared in accordance with GAAP and Securities Laws Regulations.

     (vii) within 60 days of a written request by the Bank (which shall be delivered not more than once in any two consecutive calendar years, unless the Bank considers that an event has occurred requiring a greater frequency), a valuation addressed to the bank (produced by a third party acceptable to the Bank) of the assets of the Borrower.

(b) The Borrower shall procure that Astridplaza N.V. supply to the Bank, as soon as they are available but in any event within 15 days after the end of each calendar month, one copy of the monthly hotel operating accounts of Astridplaza N.V..

18.3 OTHER INFORMATION

(a)  The Borrower shall supply to the Bank:

     (i) all documents despatched by it to its shareholders (or any class of them) or by it to its creditors (or any class of them) at the same time as they are despatched;

     (ii) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings of a material nature relating to it, BEA Hotels or Astridplaza N.V. which are current, threatened or pending, and, together, in each case, with details of how it proposes to conduct the litigation, arbitration or proceedings or otherwise resolve the dispute in question;

     (iii) reasonably promptly, and in any case, within 20 Business Days such further information in the possession or control of the Group regarding its financial condition and operations as the Bank may reasonably request;

     (iv) forthwith, details of any event of which it is aware which may have a Material Adverse Effect; and

     (v)  promptly, upon the earlier of:

          (A) the signing of a term sheet for a Refinancing by a Borrower Funded Subsidiary or any other event constituting a Trigger Event; or

          (B) the finalisation of commercial terms for such Refinancing by a Borrower Funded Subsidiary (such notification, for the avoidance of doubt, shall not in itself constitute a Trigger Event) or such other Trigger Event, all documents and details related thereto.

(b) In the event that an Event of Default has occurred, the Borrower shall allow the Bank appropriate and reasonable access to its records and accounts.

18.4 NOTIFICATION OF DEFAULT

     The Borrower shall notify the Bank of:

     (a)  any Default (and the steps, if any, being taken to remedy it); and

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                                       41


     (b) any event of default or potential event of default arising under any loan agreement entered into by any Subsidiary,

     immediately upon it becoming aware thereof.

18.5 COMPLIANCE CERTIFICATES

     The Borrower shall supply to the Bank promptly at any time, if the Bank so requests, a certificate signed by two if its senior officers certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

18.6 AUTHORISATIONS

     The Borrower shall promptly obtain, maintain and comply with the terms of any authorisation required at the relevant time under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

18.7 PARI PASSU RANKING

     The Borrower shall procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations mandatorily preferred by law applying to companies generally.

18.8 NEGATIVE PLEDGE

(a) The Borrower shall not and shall procure that no member of the Business Group shall create or permit to subsist any Security Interest on any of its present or future assets.

(b)  Paragraph (a) does not apply to any Permitted Security Interest.

(c) If the Borrower creates or permits to subsist any Security Interest on any of its assets contrary to paragraph (a) above, all of the obligations of the Borrower under this Agreement shall, to the extent permissible under applicable law, automatically and immediately be secured upon the same assets, ranking at least pari passu with the other obligations secured on those assets.

18.9 TRANSACTIONS SIMILAR TO SECURITY

(a) The Borrower shall not, and shall procure that no member of the Business Group shall, without the prior consent of the Bank:

     (i) sell, transfer or otherwise dispose of any of its assets on terms whereby it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities; or

     (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms, except for the discounting of bills or notes in the ordinary course of trading, in circumstances where the transaction is entered into primarily as a method of raising finance.

(b)  Paragraph (a) does not apply to Permitted Security Interests.

18.10 BORROWINGS

     The Borrower shall not, and shall procure that no member of the Business Group shall,

     (a) incur any Financial Indebtedness other than the Permitted Financial Indebtedness; or

     (b) incur any Financial Indebtedness to any Subsidiary unless such Subsidiary has first signed a Subordination Agreement in favour of the Bank, substantially in the form of Schedule 9 (Form of Subordination Agreement).

18.11 DISPOSALS

(a) The Borrower shall not, and shall procure that no member of the Business Group shall, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of all or any substantial part of the assets of the Business (including tax losses).

(b)  Paragraph (a) does not apply to:

     (i) disposals made in the ordinary course of business of the disposing entity; or

     (ii) disposals of assets in exchange for other assets comparable or superior as to type, value and quality;

     (iii) disposals of obsolete or surplus assets no longer required for the relevant business;

     (iv) the payment of cash as consideration for the acquisition of any asset or service;

     (v)  Permitted Security Interests; or

     (vi) any other disposal approved by the Bank (such approval not to be unreasonably withheld).

18.12 MERGERS AND ACQUISITIONS

     The Borrower shall not, and shall procure that no other member of the Business Group will enter into any amalgamation, demerger, merger or reconstruction.

18.13 COMPLIANCE WITH LAWS AND PAYMENT OF TAXES

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                                       43


(a) The Borrower shall comply (and shall procure that each other member of the Group complies) with all laws and regulations applicable to it to the extent that failure to do so would have a Material Adverse Effect.

(b) The Borrower shall, and shall procure that each member of the Business Group shall:

     (i) file, or procure the filing of, all tax and informational returns that are required to be filed by it in any jurisdiction; or

     (ii) pay all its taxes when due, except to the extent the taxes are contested in good faith and by appropriate means, and a reserve reasonably regarded as adequate has been set aside for payment of those taxes.

18.14 CHANGE OF BUSINESS

     The Borrower shall not, and shall procure that no other member of the Business Group shall engage in any business or activities other than the Business and any business incidental to its implementation, other than with the approval of the Bank (such approval not to be unreasonably withheld).

18.15 SHARE CAPITAL

     The Borrower shall not, and shall procure that no member of the Business Group shall, without the prior consent of the Bank:

     (a) purchase, cancel or redeem any of its share capital or that of BEA Hotels; or

     (b) issue any further securities if as a result of such the Shareholder would hold, directly or indirectly, less than 50.1% (fifty and one-tenth of one percent) of the issued share capital of the Borrower.

18.16 DISTRIBUTIONS

(a) Except as required by law, the Borrower shall not allow, nor shall it allow any member of the Business Group to allow, any restriction to be placed on the ability of any member of the Business Group (other than the Borrower) to declare or pay any Distribution, other than pursuant to the terms of senior construction facilities taken by any subsidiary in relation to a Project, without the prior written consent of the Bank.

(b) Provided that no Event of Default has occurred, Borrower shall not be obliged to Distribute any Free Funds generated by the Projects and/or the Business.

18.17 INSURANCES

     The Borrower shall, and shall procure that each member of the Group shall, maintain insurance with financially sound and reputable insurers with respect to its assets of an insurable nature against such risks and in such amounts as are normally maintained by persons carrying on the same or a similar class of business.

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                                       44


18.18 CONDUCT OF BUSINESS

     The Borrower shall:

     (a) in all material respects conduct its business in a reasonable and prudent manner in accordance with all applicable laws and regulations and the terms of the Finance Documents; and

     (b)  meet all of its material obligations as they fall due; and

     (c) promptly perform its material obligations, and enforce its material rights under each agreement to which it is a party, to the extent that failure to do so would have Material Adverse Effect.

18.19 USE OF PROCEEDS

     The Borrower shall apply the proceeds of the Advances wholly and exclusively for the purposes set out in Clause 3 (Purpose).

18.20 AMENDMENTS AND AGREEMENTS

(a) The Borrower shall not, directly or indirectly, terminate, cancel or suspend, or permit or consent to any termination, cancellation or suspension of, or enter into or consent to or permit an assignment of the rights or obligations of any party to, any material agreement pertaining to the Business to which it is a party without receiving the prior written consent of the Bank.

(b) The Borrower shall not, directly or indirectly, amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, any of the provisions of, or give any consent under, any material agreement pertaining to the Business to which it is a party without receiving the prior written consent of the Bank.

18.21 FINANCIAL COVENANTS

(a)  The Borrower shall procure that

     (i) the ratio of Shareholder's Equity to Balance Sheet Value is at all times greater than 1:4;

     (ii) on the last day of each Interest Period, the actual Debt Service Cover Ratio for the preceding twelve (12) month period ending on the previous 30 June or 31 December is no less than 1.2;

     (iii) the RevPar will be not less than:

          (A)  Euro 52, for the financial year 2006

          (B)  Euro 56, for the financial year 2007; and

          (C)  Euro 60, for the financial year 2008 and thereafter.

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                                       45


(b)  In this Clause 18.21:

     "REVPAR" means the total revenue earned from room income per total available rooms for any given period, to be calculated by multiplying average room rate achieved in relation to the Astrid Plaza Hotel (forming part of the Astrid Plaza Complex) for any given period by the average room occupancy rate at the Astrid Plaza Hotel for that given period.

     "SHAREHOLDERS EQUITY" shall be calculated in accordance with GAAP.

     "BALANCE SHEET VALUE" means the total sum of the balance sheet as shown in the latest published audited consolidated balance sheet of the Group.

(c) This covenant shall be calculated on the basis of the latest audited or reviewed consolidated balance sheet of the Borrower provided to the Bank pursuant to this Agreement.

(d) The undertaking specified in paragraph (a)(ii) above shall be calculated for each successive 12 month period.

18.22 MANAGEMENT FEES

     The Borrower shall procure that any management fees paid by any member of the Business Group to any entity other than:

     (a)  a Holding Subsidiary or any of its Subsidiaries;

     (b)  the Borrower or any of its Subsidiaries; or

     (c)  a Holding Company of the Borrower or any of its Subsidiaries,

     shall be reasonable and in any event shall be in an amount not exceeding 5% (five per cent) of: (a) the development, financing and construction costs of any Project prior to completion which is being executed by such member of the Business Group; or (b) the gross revenues of such member of the Business Group.

18.23 MANGO ISRAEL

(a)  The Borrower shall maintain ownership of 100% of the shares in Mango
     Israel.

(b) The Borrower shall procure that Mango Israel shall maintain all of the franchise rights to sell and distribute MANGO-branded clothing and footwear in Israel.

19.  DEFAULT

19.1 EVENTS OF DEFAULT

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                                       46


     Each of the events set out in Clauses 19.2 to 19.17 (inclusive) of this Clause 19 is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Group or any other person).

19.2 NON-PAYMENT

     The Borrower does not within three (3) Business Days of the due date pay any amount payable by it under the Finance Documents at the place and in the currency in which it is expressed to be payable.

19.3 BREACH OF OTHER OBLIGATIONS

(a) The Borrower or, where applicable, any member of the Business Group does not comply with any provision under any of Clauses 18.4 (Notification of Default), 18.7 (Pari Passu Ranking), 18.8 (Negative Pledge), 18.9 (Transactions Similar to Security), 18.10 (Borrowings), 18.11 (Disposals),
     18.12 (Mergers and acquisitions), 18.14 (Change of Business), 18.16 (Distributions) or 18.21 (Financial Covenants).

(b) Any member of the Business Group does not comply with any provision of the Finance Documents (other than those referred to in Clauses 19.2 and 19.3(a)) and, if capable of remedy, that breach is not remedied within 10
     (ten) days of the earlier of receipt of notice from the Bank specifying the breach and the member of the Business Group first becoming aware of the failure.

19.4 MISREPRESENTATION

     A representation, warranty or statement made or repeated in or in connection with any Finance Document or in any document delivered by or on behalf of any member of the Group under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated and shall continue to be incorrect for a period of ten
     (10) days from the date such representation or warranty is or is deemed to have been made or repeated.

19.5 LEGAL VALIDITY

     Any Finance Document is not or ceases to be a valid, binding and enforceable obligation of, or is repudiated by, any member of the Business Group or becomes void or unenforceable.

19.6 CROSS-DEFAULT

(a) (i) Any Financial Indebtedness of the Business Group is not paid when due or within the lesser of:

          (A)  any originally applicable grace period; and

          (B)  seven (7) Business Days;

     (ii) an event of default howsoever described (or any event which with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition or any combination of the foregoing, would constitute such an event of default) occurs under any document relating to such Financial Indebtedness of the Business Group;

     (iii) any Financial Indebtedness of the Business Group becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness;

     (iv) any commitment for, or underwriting of, any such Financial Indebtedness of the Business Group is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness;

     (v) any Security Interest securing any Financial Indebtedness over any asset of the Business Group becomes enforceable.

     provided that where such event relates to a member of the Business Group (other than the Borrower or a Holding Subsidiary) such event shall only constitute an Event of Default if it has a Material Adverse Effect.

19.7 INSOLVENCY

In the event that any member of the Business Group:

(i)  is, or is deemed unable to pay its debts as they fall due;

(ii) is insolvent or admits inability to pay its debts as they fall due;

(iii) suspends making payments on all or any class of its debts or announces an intention to do so;

(iv) a moratorium is declared in respect of any of its indebtedness; or

(v) by reason of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness.

provided that where such event relates to a member of the Group other than the Borrower or a Holding Subsidiary, such event shall only constitute an Event of Default if it has a Material Adverse Effect.

19.8 INSOLVENCY PROCEEDINGS

(a) Any step (including petition, proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of the Group; or

(b) a meeting of members of any member of the Group is convened for the purpose of considering any resolution for (or to petition for) its winding-up or for its administration or any such resolution is passed; or

(c) any person presents a petition for the winding-up or for the administration of any member of the Group which is not withdrawn or set aside within twenty one (21) days; or

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                                       48


(d) an order for the winding-up or administration of any member of the Group is made;

provided that where such event relates to a member of the Group other than the Borrower or a Holding Subsidiary such event shall only constitute an Event of Default if it has a Material Adverse Effect.

19.9 APPOINTMENT OF RECEIVERS AND MANAGERS

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of any member of the Group or any material part of its assets which is not withdrawn or set aside within twenty one (21) days; or

(b) the directors of any member of the Group request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like; or

(c) any other steps are taken to enforce any Security Interest over any material part of the assets of any member of the Group;

provided that where such event relates to a member of the Group other than the Borrower or a Holding Subsidiary such event shall only constitute an Event of Default if it has a Material Adverse Effect.

19.10 CREDITORS' PROCESS

     Any attachment, sequestration, distress or execution affecting any material asset of any member of the Group is issued and not discharged within ninety
     (90) days or such shorter period as may render such asset liable to forfeiture, seizure or sale provided that where such event relates to a member of the Group (other than the Borrower or a Holding Subsidiary) such event shall only constitute an Event of Default if it has a Material Adverse Effect.

19.11 CESSATION OF BUSINESS

     (a) The Borrower or a Holding Subsidiary ceases, or threatens to cease, to carry on all or a substantial part of its business.

     (b) Any member of the Group (other than the Borrower or a Holding Subsidiary) ceases, or threatens to cease, to carry on all or a substantial part of its business, provided that such event shall only constitute an Event of Default if it has a Material Adverse Effect.

19.12 ILLEGALITY

     It becomes unlawful for any member of the Group to perform any of its obligations under the Finance Documents.

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                                       49


19.13 EFFECTIVENESS OF SECURITY

     Any Security Document entered into by any member of the Group is not or ceases to be effective or is alleged by any such person to be ineffective for any reason.

19.14 CHANGE IN CONTROL

     There is a change of control without the prior written consent of the Bank, as a result of which:

     (a) the Shareholder holds, directly or indirectly, less than fifty and one-tenth percent (50.1%) of the issued share capital of the Borrower; or

     (b) the Borrower holds, directly or indirectly, less than one hundred percent (100%) of the issued share capital of any Holding Subsidiary.

19.15 ABANDONMENT OR NATIONALISATION

(a)  The Group abandons any of its material assets.

(b) Any government or any Agency of that government takes, or states officially that it proposes to take, any step with a view to the seizure, expropriation, nationalisation or acquisition (whether compulsory or otherwise, in whole or in part, and whether or not for fair compensation) of any member of the Group or any of its assets, in a manner or to an extent that has a Material Adverse Effect.

19.16 MATERIAL ADVERSE EFFECT

     Any event or series of events occurs, which, in the opinion of the Bank, is likely to have a Material Adverse Effect.

19.17 MANGO ISRAEL

(a) The Borrower fails to maintain ownership of 100% of the shares in Mango Israel.

(b) Mango Israel fails to maintain all of the franchise rights to sell and distribute MANGO-branded clothing and footwear in Israel.

19.18 ACCELERATION

On and at any time after the occurrence of an Event of Default the Bank may, by notice to the Borrower:

(a)  cancel the Total Commitment; and/or

(b) demand that all or part of the outstanding Advances, together with accrued interest and all other amounts accrued under the Finance Documents (including without limitation pursuant to Clause 24 (Indemnities)) be immediately due and payable, whereupon they shall become immediately due and payable;

(c) demand that all or part of the outstanding Advances together with accrued interest and all other amounts accrued under the Finance Documents (including without limitation pursuant to Clause 24 (Indemnities)) be payable on demand, whereupon they shall immediately become payable on demand by the Bank; and/or

(d) require the Borrower to procure that all BEA Hotels Loans are forgiven and that BEA Hotels has no further obligations or liabilities thereunder.

20.  ACCOUNTS

20.1 OPENING OF ACCOUNTS

(a) So long as the Facility remains in force or any Advance is outstanding, the Borrower shall maintain in its own name at the relevant branch of the Bank the following accounts, which shall be charged by way of a first ranking fixed charge in favour of the Bank as security:

     (i)  the Loan Account; and

     (ii) the Revenue Account.

(b) The relevant branch of the Bank is, at the date of this Agreement, for the Loan Account, the Debt Service Reserve Account and the Revenue Account, the Facility Office. The Bank may change the place of the relevant branch (or the relevant branch to apply to a particular Account) by notice to the Borrower and any other party that is required to pay sums into such Account.

(c) The following provisions of this Clause shall govern the operation of the Accounts, provided that:

     (i) the Borrower shall also complete the Bank's standard account mandate form for each Account; and

     (ii) the Bank's standard terms and conditions, if any, applicable to similar accounts maintained with the Bank and in force from time to time shall apply to the operation of the Accounts and the rights and obligations of the Bank and the Borrower in relation thereto (subject to any exceptions specifically agreed, in writing between Borrower and the Bank).

     Should there be any conflict between the provisions of this Agreement and such standard terms and conditions, then this Agreement shall prevail. The Bank shall send the Borrower a copy of any new set of standard terms and conditions promptly following their issuance.

(d) The Bank and the Borrower may agree that a further account(s) is/are required to deal with any category of payments or receipts not contemplated by the following provisions of this Clause 20 (Accounts). In such case, the Bank and the Borrower shall agree upon procedures and rules to govern the operation of such further account or accounts in a supplement to this Clause and, once agreed, such supplement shall be deemed to form part of this Clause 20 (Accounts). The Bank shall send a copy of any such supplement to the Borrower.

20.2 LOAN ACCOUNT

(a) The Borrower directs the Bank to pay the proceeds of each Advance (other than any Advance drawn down for the purposes of paying Finance Charges) into the Loan Account on the Drawdown Date relating thereto and the Bank shall comply with this instruction. Except as otherwise specified in this Clause, no other sums shall be paid into the Loan Account without the prior agreement of the Bank.

(b) Whenever the Borrower requires to make a withdrawal from the Loan Account, it shall give to the Bank not less than three (3) Business Days' notice of such withdrawal in the form of the Disbursement Request (or in such other form as the Bank shall require). Any such withdrawal may only be for the purposes of:

     (i)  funding Equity Contributions in terms of Clause 3 above; or

     (ii) as the Bank may otherwise permit in writing.

(c) Each Disbursement Request shall specify the bank and account number of the payee to whom such payment is made and the Bank shall transfer the sum in question to such account.

20.3 REVENUE ACCOUNT

     The Borrower shall procure that all Revenues which are required in order to execute a mandatory prepayment (in accordance with the terms of Clause 7.3 (Mandatory Prepayment) above) are paid directly to the Revenue Account.

20.4 GENERAL PROVISIONS RELATING TO ACCOUNTS

(a) The Borrower undertakes to ensure that no Account is closed without the prior written consent of the Bank.

(b) Without prejudice to any other rights of the Bank under the Financing Documents, if at any time a Default has occurred or is continuing, the Borrower shall not make any withdrawals from the Accounts (other than in order to repay principal amounts outstanding under the Facility or Financing Charges due to the Bank), without the prior written consent of the Bank.

(c) Each Account shall earn interest at such rate(s) as may be agreed from time to time by the Borrower and the Bank. All interest earned on the balance standing to the credit of an Account shall be credited to the Account in question and the Bank is irrevocably authorised and instructed so to credit such interest.

(d) No Account may go into overdraft and the Borrower shall not issue an instruction with respect to an Account, and the Bank shall not comply with an instruction, to the extent that it would cause the relevant Account to go into overdraft.

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                                       52


(e) The Borrower shall not create or permit to subsist any Security Interest on all or any part of the Accounts, other than any Security Interests created by the Security Documents, nor assign transfer or otherwise dispose of all or any part of its right or title to or interest in the Accounts.

(f) The Borrower irrevocably and unconditionally authorises and instructs the Bank to act upon instructions received by it from the Borrower and to make any other appropriations, payments and transfers into or between any of the Accounts which this Agreement expressly provides should be made by the Bank.

(g) To the extent that the Borrower gives any instructions (but only to this extent), the Bank acts as agent for the Borrower.

(h) No person other than the Bank and/or the Borrower may give any instructions or requests to the Bank for any payments, transfers or withdrawals from any of the Accounts.

(i) No amounts may be withdrawn or transferred from any of the Accounts, and the Borrower may not give any instructions in relation to any of the Accounts, except in accordance with the express terms of this Agreement.

(j) The Borrower shall ensure that all moneys paid to it from an Account in response to any instructions given by it are applied only in discharging the obligations in respect of which they were paid from the relevant Account (or as otherwise permitted under this Agreement).

(k)  The Bank:

     (i) shall be entitled to act in reliance on any certificate or document delivered to it in support of any of the matters contemplated by this Clause 20 (Accounts); and

     (ii) shall not be obliged to enquire into any of the underlying transactions or to verify any of the contents of any such certificate or document.

(l) The Borrower acknowledges that neither any insufficiency of funds in the Accounts (or any of them), nor any inability to apply any funds in the Accounts (or any of them) against any or all amounts owing under this Agreement, shall at any time limit, reduce or otherwise affect the Borrower's payment obligations under this Agreement.

(m) If on any date the Bank is requested or required to make one or more payments from any of the Accounts (not being a sum payable to the Bank) and there is an insufficient balance on that Account to meet those payments in full, then the Bank may select in which order and to what extent such payments shall be made, but without liability or responsibility as a consequence of such application.

21.  SECURITY

21.1 EFFECTIVE DATE

     The Borrower shall ensure that the security arrangements set forth in this Clause 21 (Security) are in effect and enforceable on the date of signing of this Agreement, unless otherwise agreed in writing by the Bank.

21.2 SECURITY

     The Pledges and Charges over Accounts shall serve as security for the obligations of the Borrower under this Agreement, however, the recourse of the Bank shall not be limited to such security.

22.  FEES AND EXPENSES

22.1 ARRANGEMENT FEE

     The Borrower shall pay to the Bank an arrangement fee (which shall not be paid out of Advances) in the amount of US$450,000 (four hundred and fifty thousand US Dollars) payable in three equal installments on the 31st June, 2005, 31st September, 2005 and 31st December 2005. The parties acknowledge that, as of the date hereof, the first two installments (due on 31st June, 2005 and 31 September, 2005) have been paid by the Borrower and duly received by the Bank.

22.2 INITIAL AND SPECIAL COSTS

     The Borrower shall forthwith on demand pay the Bank the amount of all reasonable costs and expenses (including legal fees in a pre-agreed amount) incurred by the Bank in connection with:

(a)  the drafting, negotiation and closing of:

     (i) the Finance Documents and any other documents referred to in this Agreement; and

     (ii) any other Finance Document executed after the date of this Agreement; and

(b) the examination of any future Project in respect of which an Equity Contribution is to be made; and

(c) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of the Borrower and relating to a Finance Document or a document referred to in any Finance Document.

22.3 ENFORCEMENT COSTS

     The Borrower shall forthwith on demand pay to the Bank the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

22.4 RETENTION

     The Bank may:

(a)  retain sums from the amount of any Advance advanced on a Drawdown Date; or

(b)  apply amounts held in any Account,

     toward payment in full of any fees, costs and expenses referred to in this Clause 22 (Fees and Expenses).

22.5 VAT

     Any fee or expense referred to in this Clause 22 (Fees and Expenses) is exclusive of any applicable value added tax or any other tax which might be chargeable in connection with that fee or expense. If any value added tax or other tax is so chargeable, it shall be paid by the Borrower at the same time as it pays the relevant fee or expense.

23.  STAMP DUTIES

     The Borrower shall pay, and forthwith on demand indemnify the Bank against any liability it incurs in respect of, any stamp, registration or similar tax which is or becomes payable in connection with the entry into, registration, recording, performance or enforcement of any Finance Document and any ancillary documentation relating thereto.

24.  INDEMNITIES

24.1 CURRENCY INDEMNITY

(a) If the Bank receives an amount in respect of the Borrower's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:

     (i) the Borrower shall indemnify the Bank as an independent obligation against any loss or liability arising out of or as a result of the conversion;

     (ii) if the amount received by the Bank, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Borrower shall forthwith on demand pay to the Bank an amount in the contractual currency equal to the deficit; and

     (iii) the Borrower shall forthwith on demand pay to the Bank any exchange costs and taxes payable in connection with any such conversion.

(b) The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

24.2 OTHER INDEMNITIES

     The Borrower shall forthwith on demand indemnify the Bank against any loss or liability which the Bank incurs as a consequence of:

(a)  the occurrence of any Default;

(b)  the operation of Clause 19.21 (Acceleration);

(c) any payment of principal or an overdue amount being received from any source otherwise than on the last day of a relevant Interest Period or other Interest Period provided for in Clause 9.3 (Default Interest) relative to the amount so received; or

(d) (other than by reason of negligence or default by the Bank) an Advance not being made after the Borrower has delivered a request for the Advance, or an Advance (or part of the Advance) not being prepaid in accordance with a notice of prepayment.

     The Borrower's liability in each case includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Advance.

25.  EVIDENCE AND CALCULATIONS

25.1 ACCOUNTS

     Accounts maintained by the Bank in connection with this Agreement are prima facie evidence of the matters to which they relate.

25.2 CERTIFICATES AND DETERMINATIONS

     Any certification or determination by the Bank of a rate or amount under the Finance Documents is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

25.3 INTEREST CALCULATIONS

     Interest accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

26.  AMENDMENTS AND WAIVERS

26.1 AMENDMENTS

     Any term of the Finance Documents may be amended or waived with the agreement of the Borrower and the Bank.

26.2 WAIVERS AND REMEDIES CUMULATIVE

     The rights of the Bank under the Finance Documents:

(a)  may be exercised as often as necessary;

(b)  are cumulative and not exclusive of its rights under the general law; and

(c)  may be waived only in writing and specifically.

     Delay in exercising or non-exercise of any such right is not a waiver of that right.

27.  CHANGES TO THE PARTIES

27.1 TRANSFERS BY BORROWER

     The Borrower may not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents, other than with the prior written consent of the Bank.

27.2 TRANSFERS BY BANK

(a) The Bank may at any time, at its sole discretion and without the need for consent from the Borrower, assign, transfer, sell or novate ("TRANSFER") all or any part of the Facility and/or all or any of its rights and/or obligations under this Agreement and/or the Security Documents to any other person or entity (whether Israeli or from outside Israel) ("ASSIGNEE LENDER").

(b) The Borrower shall execute and do all such transfers, assignments, novations, assurances, acts and things as the Bank may require for perfecting and completing any such assignment, transfer or novation, and releasing the Bank from and imposing on the Assignee Lender the Bank's obligations under this Agreement to the extent the same are transferred, assigned or novated. All agreements, representations and warranties made in this agreement shall survive any assignment made pursuant to this clause and shall also inure to the benefit of all Assignee Lenders.

27.3 REFERENCE BANKS

     If a Reference Bank ceases to exist, the Bank shall (in consultation with the Borrower) appoint another bank or financial institution to replace that Reference Bank.

28.  DISCLOSURE OF INFORMATION

     Subject to all applicable laws and regulations and the execution by such party of a confidentiality agreement in form and substance satisfactory to the Bank, the Bank may at any time, disclose to its Affiliates, any Assignee Lender, any person with whom it is proposing to enter, or has entered into negotiations with respect to any kind of transfer, participation or other agreement in relation to this Agreement, or any professional advisor of such person, or rating agency:

     (a)  a copy of any Finance Document; and

     (b) any information which the Bank has acquired under or in connection with any Finance Document which it deems relevant to transfer in connection with a proposed Transfer.

29.  SET-OFF

     The Bank may set off any matured obligation owed by the Borrower under the Finance Documents (to the extent beneficially owned by the Bank) against any obligation (whether or not matured) owed by the Bank to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Bank may set off an amount estimated by it in good faith to be the amount of that obligation.

30.  SEVERABILITY

     If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a) the validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

(b) the validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

31.  COUNTERPARTS

     Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

32.  NOTICES

32.1 GIVING OF NOTICES

     All notices or other communications under or in connection with the Finance Documents shall be given in writing and, unless otherwise stated may be made by letter or facsimile. Any such notice will be deemed to be given as follows:

(a)  if by letter, when delivered personally or on actual receipt; and

(b)  if by facsimile, when received in legible form.

     However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

32.2 ADDRESSES FOR NOTICES

(a)  The address and facsimile number of the Borrower are:

     Elscint Limited
     13 Mozes Street
     Tel Aviv, 67442

     Facsimile: +972 3 696 2022
     Attention: Uri Levin

     or such other as the Borrower may notify to the Bank by not less than five Business Days' notice.

(b)  The address and facsimile number of the Bank are:

     Bank Hapoalim B.M.
     Head Office, Corporate Business Division
     41-45 Rothschild St.
     Tel-Aviv, 65874
     Israel

     Facsimile: +972 3 567 3154
     Attention: Manager of the Infrastructure, Tourism and Capital Markets

     with a copy to:

     Herzog, Fox & Neeman
     Asia House
     4 Weizman Street
     Tel Aviv

     Facsimile: +972-3-696-6464
     Attention: Gil White

     or such other as the Bank may notify to the Borrower by not less than five Business Days' notice.

33.  JURISDICTION

33.1 SUBMISSION

     The Borrower irrevocably agrees for the benefit of the Bank that any legal action arising out of or relating to any Finance Document may be brought in the courts of Tel-Aviv Jaffa and irrevocably submits to the non-exclusive jurisdiction of such courts and, without prejudice to the foregoing, further submits to the non-exclusive jurisdiction of such other courts as shall be designated by the Bank as being an appropriate forum.

34.  WAIVER OF IMMUNITY

     The Borrower irrevocably and unconditionally:

(a) agrees that if the Bank brings proceedings against it or its assets in relation to a Finance Document, no immunity from those proceedings (including, without limitation, suit, attachment prior to judgment, other attachment, the obtaining or judgement, execution or other enforcement) will be claimed by or on behalf of itself with respect to its assets;

(b) waives any such right of immunity which it or its assets now has or may subsequently acquire; and

(c) consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with those proceedings, including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in those proceedings.

35.  GOVERNING LAW

     This Agreement is governed by the laws of the State of Israel.

36.  THIRD PARTIES

     The parties intend that no term of the Agreement may be enforced by any person who is not a party to the Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                  [THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                   SCHEDULE 1

                                   COMMITMENT

                              TRANCHE A COMMITMENT

                                 EURO 20,000,000

                              TRANCHE B COMMITMENT

                                 EURO 9,609,286
                                 GBP 17,439,402

                              TRANCHE C COMMITMENT

                                 EURO 2,392,439

                              TRANCHE D COMMITMENT

                                 NIS 11,220,000
                                 EURO 1,370,000

                                   SCHEDULE 2

                                     PART I

                          BORROWER FUNDED SUBSIDIARIES

                                     PART II

                              EQUITY CONTRIBUTIONS

                                                  AMOUNT OF EQUITY
BORROWER FUNDED SUBSIDIARY         PROJECT          CONTRIBUTION
--------------------------   ------------------   ----------------
ANDRASSY, 25 KFT.            ANDRASSY 25             E1,869,511
VICTORY ENTERPRISES II BV    VICTORIA AMSTERDAM      E6,244,166
VICTORY ENTERPRISES II BV    UTRECHT                 E1,495,609
VICTORIA HOTEL HOLDING BV    ALORA (VICTORIA)        L6,086,228
GRANDIS HOTEL HOLDING BV     GRANDIS                 L1,642,602
RIVERBANK HOTEL HOLDING BV   ALBERT (RIVERBANK)      L8,977,718
SHAW HOTEL HOLDING BV        SHAW                    L  732,853

                                   SCHEDULE 3

                              CONDITIONS PRECEDENT

1.   CONSTITUTIONAL DOCUMENTS

     A copy of the constitutional documents of the Borrower and each Holding Subsidiary.

2.   BORROWER CORPORATE AUTHORIZATIONS

(a) an approval from counsel to the Borrower confirming which persons are authorised to sign the Finance Documents on behalf of the Borrower and to sign and/or despatch all documents and notices to be signed and/or despatched by the Borrower under or in connection with the Finance Documents; and

(b) a certificate of the Borrower confirming that the borrowing of the Facility in full would not cause any borrowing limit binding on the Borrower to be exceeded.

3.   FINANCE DOCUMENTS AND RELATED DOCUMENTS

     Originals of the following duly executed by all parties to them:

(a)  this Agreement;

(b)  each Security Document; and

(c)  all documentation required to open or operate the Accounts.

4.   AUTHORISATIONS

     A copy of any specific licenses or consents required for the consummation of the transactions contemplated under the Agreement.

5.   SECURITY MATTERS

     Evidence that the Security Documents have been duly executed by the Borrower and have been perfected and registered at any relevant companies' or other register.

6.   ACCOUNTS

     Evidence that each of the Accounts has been opened in accordance with the Agreement.

7.   LEGAL OPINIONS

     (a) From Marc Lavine, Israeli in-house legal adviser to the Borrower, addressed to the Bank;

     (b) From Bird and Bird, Dutch legal adviser to the Borrower, addressed to the Bank; and

     (c) From Baker McKenzie, Belgian legal adviser to the Bank addressed to the Bank.

8.   FEES

     Receipt of evidence that the Borrower has paid all fees, costs and expenses of the Bank and its advisers in accordance with the Agreement.

9.   VALUATION

     Within 90 days of signing this Agreement, a valuation (produced by a third party valuer acceptable to the Bank) of the assets of BEA Hotels (held by the Borrower Funded Subsidiaries).

10.  LOAN REPAYMENT UNDERTAKING

     An undertaking from BEA Hotels that any repayment by it of loans to the Borrower shall be made to the Revenue Account.

11.  GROUP STRUCTURE

     A group structure chart showing each Borrower Subsidiary and the holding structure of the Borrower by the Shareholder.

12.  MANGO ISRAEL

     Copies of all documentation evidencing:

     (a) the acquisition by the Borrower of 100% of the equity and voting rights in Mango Israel; and

     (b) Mango Israel's exclusive ownership of the distribution rights with respect to the sale and distribution of MANGO-branded clothing and footwear in Israel.

                                   SCHEDULE 4

                                     PART I

                             FORM OF PROJECT REQUEST

                                   SCHEDULE 4

                                     PART II

                             FORM OF PROJECT CONSENT

Elscint Ltd.
13 Moses Street
Tel Aviv

                                                                   Date: [_____]

Dear Sirs,

                                  ELSCINT LTD.
             LOAN AGREEMENT DATED 5 DECEMBER, 2005 (THE "AGREEMENT")

We refer to your request (the "Project Request") dated [_____] (a copy of which is attached hereto as Annex I) in which you requested us to provide our approval, in principle, for you to make an Equity Contribution in respect of the project described in your request (the "Project").

In reliance upon the details and information provided by you in the Project Request (including without limitation, the budget, forecasts, detailed breakdown of the costs and estimated drawing requirements under the Agreement in order to fund the Equity Contribution for the Project) as well as the supplementary information you have provided to us at our request subsequent to the date of the Project Request, we hereby grant our approval, in principal, to you making an Equity Contribution in respect of the Project in an amount of up to [U.S.$_____]. The foregoing approval is subject to the terms and conditions of the Agreement, including without limitation, the terms and conditions contained therein for the making of any Advances. The foregoing approval is also subject to there having been no material change in any of the information upon which we relied when issuing this Project Consent which might have any adverse impact on the Project, including, without limitation the timetable and budget for completion of the Project and the estimated Equity Contribution required to be provided by you for such to occur.

Terms used in this letter but not defined herein shall have the meanings ascribed to such terms in the Agreement.

This letter shall be governed by the laws of the State of Israel.

Yours sincerely,

Bank Hapoalim B.M.

                                   SCHEDULE 5

                            FORM OF DRAWDOWN REQUEST

To: BANK HAPOALIM B.M.
    Head Office, Corporate Business Division
    41-45 Rothschild St.
    Tel-Aviv, 65874
    Israel
    Facsimile: +972 3 567 3154
    Attention: Manager of the Infrastructure, Tourism and Capital Markets

From: ELSCINT LTD.

                                                                   Date: [_____]

                                  ELSCINT LTD.
                      LOAN AGREEMENT DATED 5 DECEMBER, 2005

1.   We wish to borrow an Advance as follows:-

     (a)  Drawdown Date: [_____]

     (b)  Original Euro Amount: [_____]

     (c)  Currency: [_____]

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Drawdown Request.

3.   We certify that:

     (a) the proceeds of the requested Advance shall be applied wholly and exclusively to fund Equity Contributions for the project (the "Project") described in our request dated [_____] (the "Project Request") in respect of which your prior written consent has been received (a copy of which consent is attached hereto) (the "Project Consent"); and

     (b) there has not been any material change in any of the information upon which you relied when issuing the Project Consent which might have any adverse impact on the Project, including, without limitation the timetable and budget for completion of the Project and the estimated Equity Contribution required to be provided by us for such to occur.

4. Terms used in this letter but not defined herein shall have the meanings ascribed to such terms in the Agreement.

5.   This letter shall be governed by Israeli law.

6.   This Drawdown Request shall constitute a Finance Document.


By:
    ---------------------------------

ELSCINT LTD.
AUTHORISED SIGNATORY

Approved:

BANK HAPOALIM B.M.

                                   SCHEDULE 6

                          FORM OF DISBURSEMENT REQUEST

To: BANK HAPOALIM B.M.
    Head Office, Corporate Business Division
    41-45 Rothschild St.
    Tel-Aviv, 65874
    Israel
    Facsimile: +972 3 567 3154
    Attention: Manager of the Infrastructure, Tourism and Capital Markets Sector

From: ELSCINT LTD.

                                                                   Date: [_____]

                        DISBURSEMENT REQUEST NO. [_____]

We refer to the loan agreement dated [_____] (the "AGREEMENT") between Elscint Ltd. (the "BORROWER") and Bank Hapoalim B.M. (the "BANK").

Save as expressly defined in this Disbursement Request, capitalised terms defined in the Agreement shall have the same meaning in this Disbursement Request.

We hereby irrevocably request a disbursement (the "REQUESTED DISBURSEMENT") from the Loan Account as follows:

1.   Amount of Requested Disbursement:

     [_____]

2.   Date of Requested Disbursement: [_____] (the "REQUESTED DISBURSEMENT DATE")

3.   Details of payee: [_____]

The Borrower hereby confirms that no Default has occurred and is continuing as at the date hereof.

The Borrower hereby certifies that the proceeds of the Requested Disbursement shall be applied solely toward the purposes permitted under the Agreement, as set out in Annex I to this Disbursement Request.

This Disbursement Request shall be governed by Israeli law.

This is designated as a Finance Document.

By:
    ---------------------------------

ELSCINT LTD.
AUTHORISED SIGNATORY

Approved:

BANK HAPOALIM B.M.

                                     ANNEX I

 DESCRIPTION AND BREAKDOWN OF APPLICATION OF PROCEEDS OF REQUESTED DISBURSEMENT

Description of Work Already Funded for each Line Item of Project Budget:

Breakdown of Application of Proceeds by Line Item of Project Budget:

Total Disbursement Requested: [____]

                                   SCHEDULE 7

                          TRANCHE A REPAYMENT SCHEDULE

   DATE      REPAYMENT AMOUNT
   ----      ----------------
30/06/2006      E   396,000
31/12/2006      E   396,000
30/06/2007      E   416,000
31/12/2007      E   416,000
30/06/2008      E   436,000
31/12/2008      E   436,000
30/06/2009      E   460,000
31/12/2009      E   460,000
30/06/2010      E   482,000
31/12/2010      E   482,000
30/06/2011      E   508,000
31/12/2011      E   508,000
30/06/2012      E   532,000
31/12/2012      E   532,000
30/06/2013      E   560,000
31/12/2013      E   560,000
30/06/2014      E   590,000
31/12/2014      E   590,000
30/06/2015      E   620,000
31/12/2015      E   620,000
31/12/2015      E10,000,000
TOTAL           E20,000,000

                                   SCHEDULE 8

                                FORM OF GUARANTEE

                                   SCHEDULE 9

                             SUBORDINATION AGREEMENT

                                   SCHEDULE 10

                             FORM OF LOAN ASSIGNMENT

                                   SCHEDULE 11

                          PERMITTED SECURITY INTERESTS

None.

                                   SIGNATORIES

BANK

BANK HAPOALIM B.M.


By:
    ------------------------------------


BORROWER

ELSCINT LTD.


By:
    ------------------------------------